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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-218535

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Security	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

1.0% Convertible Senior Notes due 2025	$218,500,000	106.50%	$232,702,500	$28,972

Common Stock, par value $0.01 per share	—(3)	—(3)	—(3)	—(4)

Total Registration Fee				$28,972

(1)
Equals the aggregate principal amount of the 1.0% Convertible Senior Notes due 2025 (the "notes") being offered hereunder, including $28,500,000 in aggregate principal amount of notes that may be offered and sold pursuant to the exercise in full of the underwriters' over-allotment option.

(2)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (the "Securities Act"). This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the registrant's Registration Statement on Form S-3ASR (File No. 333-218535) in accordance with Rules 456(b) and 457(r) under the Securities Act.

(3)
Represents an indeterminate number of shares of common stock that may be issued from time to time upon conversion of the notes, subject to adjustment in accordance with the terms of the notes and the indenture governing the notes.

(4)
Pursuant to Rule 457(i) under the Securities Act, there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

PROSPECTUS SUPPLEMENT

(To prospectus dated June 6, 2017)

$190,000,000

Exact Sciences Corporation

1.0% Convertible Senior Notes due 2025

                     We are offering $190 million aggregate principal amount of 1.0% Convertible Senior Notes due 2025. We will pay interest on the notes on January 15 and July 15 of each year, beginning July 15, 2018. The notes will mature on January 15, 2025, unless earlier repurchased by us or converted.

                     The notes we are offering will be issued as additional notes under the indenture pursuant to which we previously issued $690 million aggregate principal amount of our 1.0% Convertible Senior Notes due 2025 in January 2018, which we refer to as the initial notes. The notes offered hereby will have identical terms as the initial notes, will be treated as a single series of securities with the initial notes under the indenture and will have the same CUSIP number as the initial notes. Holders of the notes offered hereby and the initial notes will vote as one class under the indenture.

                     Holders may convert their notes at their option prior to the close of business on the business day immediately preceding July 15, 2024 only under the following circumstances: (1) on any date during any calendar quarter (and only during such calendar quarter) if the closing sale price of our common stock was more than 130% of the applicable conversion price on each applicable trading day for at least 20 trading days (whether or not consecutive) in the period of the 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter; (2) during the five business day period following any five consecutive trading day period in which the trading price per $1,000 principal amount of notes for each trading day during such five trading day period was less than 98% of the product of the closing sale price of our common stock and the applicable conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after July 15, 2024 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or a portion of their notes at any time. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

                     The initial conversion rate for the notes will be 13.2569 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $75.43 per share of common stock). The conversion rate will be subject to adjustment in certain events but will not be adjusted for accrued interest as described herein. Following certain corporate transactions, we will increase the applicable conversion rate for a holder that elects to convert its notes in connection with such corporate transactions by a number of additional shares of our common stock as described in this prospectus supplement.

                     If we undergo a fundamental change (as defined herein) prior to maturity of the notes, holders will have the right, at their option, to require us to repurchase for cash all or a portion of their notes at a repurchase price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

                     We may not redeem the notes prior to the maturity date.

                     The notes will rank senior in right of payment to all of our future indebtedness that is expressly subordinated in right of payment to the notes; rank equally in right of payment to all of our future liabilities that are not so subordinated; be effectively junior to all of our existing and future secured indebtedness and other secured obligations, to the extent of the value of the assets securing that indebtedness and other secured obligations; and be structurally subordinated to all liabilities (including trade payables) of our subsidiaries.

                     Our common stock trades on the NASDAQ Capital Market under the symbol "EXAS". On June 7, 2018, the last sale price of the shares as reported on the NASDAQ Capital Market was $63.20 per share.

                     Investing in the notes involves risks that are described in the "Risk Factors" section beginning on page S-14 of this prospectus supplement and on page 16 of our Annual Report on Form 10-K for the year ended December 31, 2017.

	Per Note	Total
Public offering price(1)	106.5%	$202,350,000
Underwriting discount(2)	2.75%	$5,225,000
Proceeds, before expenses, to us	103.75%	$197,125,000

(1)
The purchase price of the notes in this offering will include accrued interest from, and including, January 17, 2018. The table above does not reflect such accrued interest.

(2)
We refer you to the "Underwriting" section of this prospectus supplement for additional information regarding underwriter compensation.

                     We have granted the underwriters an option to purchase up to an additional $28,500,000 aggregate principal amount of notes, solely to cover over-allotments, if any, for 30 days after the date of this prospectus supplement.

                     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                     The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants on or about June 12, 2018.

Sole Book-Running Manager

BofA Merrill Lynch

Baird	Cowen	William Blair
BTIG	Canaccord Genuity	Leerink Partners

The date of this prospectus supplement is June 7, 2018.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

              This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the "SEC," using a "shelf" registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the "prospectus," we are referring to both parts combined together with all documents incorporated by reference.

              In this prospectus supplement, the "Company," "we," "us" and "our" and similar terms refer to Exact Sciences Corporation and its subsidiaries. References to our "common stock" refer to the common stock of Exact Sciences Corporation.

              This prospectus supplement, and the information incorporated herein by reference, may add, update or change information in the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference." If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

              You should rely only on the information contained in or incorporated by reference to this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized any other person to provide information different from that contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering is accurate only as of their respective dates, regardless of time of delivery. Our business, financial condition, results of operations and prospects may have changed since those dates.

              We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

              All references in this prospectus to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

              The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference are based on management's own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. None of the independent industry publications used in this prospectus supplement, the accompanying prospectus or the documents we incorporate by reference were prepared on our or our affiliates' behalf and none of the sources cited by us consented to the inclusion of any data from its reports, nor have we sought their consent.

              This prospectus and the documents incorporated by reference herein include trademarks, tradenames and service marks that are our property or the property of licensors or other third parties. Solely for convenience, such trademarks and tradenames may appear without any "™" or "®" symbol. However, failure to include such symbols is not intended to suggest, in any way, that we will not assert our rights or the rights of any applicable licensor or other third party to such trademarks, tradenames and service marks.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

              Certain information set forth in this prospectus supplement, set forth in the accompanying prospectus or incorporated by reference herein or therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "would," "could," "seek," "intend," "plan," "estimate," "goal," "anticipate," "project" or other comparable terms. All statements other than statements of historical facts included in this prospectus supplement regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, anticipated results of our sales and marketing efforts, expectations concerning payer reimbursement and the anticipated results of our product development efforts. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; the willingness of health insurance companies and other payers to cover Cologuard and adequately reimburse us for our performance of the Cologuard test; the amount and nature of competition from other cancer screening and diagnostic products and services; the effects of the adoption, modification or repeal of any healthcare reform law, rule, order, interpretation or policy; the effects of changes in the pricing, coverage and reimbursement for our products and services, including without limitation as a result of the Protecting Access to Medicare Act of 2014; recommendations, guidelines and quality metrics issued by various organizations such as the U.S. Preventive Services Task Force, the American Cancer Society, and the National Committee for Quality Assurance regarding cancer screening or our products and services; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, licensing, supplier and other arrangements; our ability to maintain regulatory approvals and comply with applicable laws, rules and regulations; and the other risks and uncertainties included in this prospectus supplement under the caption "Risk Factors," and those risks and uncertainties described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Therefore, you should not rely on any of these forward-looking statements. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SUMMARY

              The information below is only a summary of more detailed information included elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that is important to you or that you should consider before making an investment decision. Please read this entire prospectus supplement and the accompanying prospectus, including the risk factors, as well as the information incorporated by reference in this prospectus supplement and the accompanying prospectus, carefully.

Our Company

              We are a molecular diagnostics company currently focused on the early detection and prevention of some of the deadliest forms of cancer. We have developed an accurate, non-invasive, patient-friendly screening test called Cologuard for the early detection of colorectal cancer and pre-cancer, and we are currently working on the development of additional tests for other types of cancer, with the goal of becoming a leader in cancer diagnostics.

Our Cologuard® Test

              Colorectal cancer is the second leading cause of cancer deaths in the United States and the leading cause of cancer deaths in the U.S. among non-smokers. Each year in the U.S. there are approximately:

  •
  140,000 new cases of colorectal cancer

  •
  51,000 deaths from colorectal cancer

              Colorectal cancer treatment represents a significant, growing healthcare cost. As of 2010, $14 billion was spent annually in the U.S. on colorectal cancer treatment, and the projected annual treatment costs are expected to be $20 billion in 2020. The incidence of colorectal cancer in Medicare patients is expected to rise from 106,000 cases in 2010 to more than 180,000 cases in 2030.

              It is widely accepted that colorectal cancer is among the most preventable, yet least prevented cancers. Colorectal cancer can take up to 10-15 years to progress from a pre-cancerous lesion to metastatic cancer and death. Patients who are diagnosed early in the progression of the disease—with pre-cancerous lesions or polyps or early-stage cancer—are more likely to have a complete recovery and to be treated less expensively. Accordingly, the American Cancer Society ("ACS") recommends that all people age 50 and older undergo regular colorectal cancer screening. Of the more than 85 million people in the U.S. for whom routine colorectal cancer screening is recommended, 38 percent have not been screened according to current guidelines. Poor compliance with screening guidelines has meant that nearly two-thirds of colorectal cancer diagnoses are made in the disease's late stages. The five-year survival rates for stages 3 and 4 are 70 percent and 13 percent, respectively. We believe the large underserved population of unscreened and inadequately screened patients represents a significant opportunity for a patient-friendly screening test.

              Our Cologuard test is a non-invasive stool-based DNA ("sDNA") screening test that utilizes a multi-target approach to detect DNA and hemoglobin biomarkers associated with colorectal cancer and pre-cancer. Eleven biomarkers are targeted that have been shown to be strongly associated with colorectal cancer and pre-cancer. Methylation, mutation, and hemoglobin results are combined in the laboratory analysis through a proprietary algorithm to provide a single positive or negative reportable result.

              On August 11, 2014 the U.S. Food and Drug Administration ("FDA") approved Cologuard for use as the first and only sDNA non-invasive colorectal cancer screening test. Our submission to the FDA for Cologuard included the results of our pivotal DeeP-C clinical trial that had over 10,000 patients enrolled at 90 sites in the U.S. and Canada. The results of our DeeP-C clinical trial for Cologuard were published in the New England Journal of Medicine in April 2014. The peer-reviewed study, "Multi-target Stool DNA Testing for Colorectal-Cancer Screening," highlighted the performance of Cologuard in the trial population:

  •
  Cancer Sensitivity: 92%

  •
  Stage I and II Cancer Sensitivity: 94%

  •
  High-Grade Dysplasia Sensitivity: 69%

  •
  Specificity: 87%

              The competitive advantages of sDNA screening may provide a significant market opportunity. If the test were used by 40-percent of the eligible U.S. screening population of 85 million people, at a three-year interval, and if average revenue per test was $500, we estimate that our annual Cologuard revenue would be more than $5.5 billion, annually.

Our Cologuard Commercialization Strategy

              Our commercialization strategy includes three main elements focusing on physicians, patients, and payers.

    Physicians and Patients

              Our sales team actively engages with physicians and their staffs to emphasize the need for colorectal cancer screening, educate them on the value of Cologuard, and enroll them in our physician ordering system to enable them to prescribe the test. We focus on specific physicians based on a combination of their Cologuard order history and ordering potential and also on physician groups and larger regional and national health systems.

              Securing inclusion in guidelines and quality measures is a key part of our physician engagement strategy since many physicians rely on such guidelines and quality measures when making screening recommendations. In June 2016, the US Preventive Services Task Force ("USPSTF") issued an updated recommendation statement for colorectal cancer screening and gave an "A" grade to colorectal cancer screening starting at age 50 and continuing until age 75. The statement specifies seven screening methods, including FIT-DNA (which is Cologuard).

              Many professional colorectal cancer screening guidelines in the U.S., including those of the ACS and the National Comprehensive Cancer Network ("NCCN"), recommend regular screening using any of a variety of methods. Since 2008, joint colorectal cancer screening guidelines endorsed by the ACS have included sDNA screening technology as a screening option for the detection of colorectal cancer in average risk, asymptomatic individuals age 50 and older. In October 2014, the ACS updated its colorectal cancer screening guidelines to specifically include Cologuard as a recommended screening test. In June 2016, the NCCN updated its Colorectal Cancer Screening Guidelines to add sDNA screening, at a once-every-three-years interval, to its list of recommended screening tests.

              In October 2016, the National Committee for Quality Assurance included Cologuard testing on a three-year interval in the 2017 Healthcare Effectiveness Data and Information Set ("HEDIS") measures. More than 90 percent of America's health plans measure quality based on HEDIS. In April 2017, the Centers for Medicare & Medicaid Services ("CMS") included Cologuard in its updated 2018 Medicare Advantage Star Ratings program.

              A critical part of the value proposition of Cologuard is our compliance program, which involves active engagement with patients and providers. This customer-service-oriented activity is focused on helping patients to complete Cologuard tests that have been ordered for them by their providers.

              After the launch of Cologuard, we initiated a significant public relations effort to engage patients in the United States, and launched demographically-targeted direct-to-patient advertising campaigns in digital, social, print and other channels. In 2016, we began a national television advertising campaign, with a majority of placements in national cable and syndicated programming widely viewed by our target patient demographic. In the second and third quarters of 2017, we extended that campaign with new 30-second commercials intended to increase the cost effectiveness of our broadcast media. During 2018, we plan to maintain our current television advertising efforts, accelerate our investment in digital and social media, and embark upon strategic partnerships designed to increase awareness for Cologuard.

    Payers

              The cornerstone of our payer-engagement strategy was securing coverage from CMS. Medicare covers approximately 47 percent of patients in the screening population for Cologuard. On October 9, 2014, CMS issued a National Coverage Determination ("NCD") for Cologuard following a parallel review process with the FDA. Cologuard was the first screening test approved by the FDA and covered by CMS through that process. As outlined in the NCD, Medicare Part B covers Cologuard once every three years for beneficiaries who meet all of the following criteria:

  •
  age 50 to 85 years,

  •
  asymptomatic (no signs or symptoms of colorectal disease including but not limited to lower gastrointestinal pain, blood in stool, positive guaiac fecal occult blood test or fecal immunochemical test), and

  •
  at average risk for developing colorectal cancer (e.g., no personal history of adenomatous polyps, colorectal cancer, or inflammatory bowel disease, including Crohn's Disease and ulcerative colitis; no family history of colorectal cancers or adenomatous polyps, familial adenomatous polyposis or hereditary non-polyposis colorectal cancer).

              Pursuant to the 2017 Clinical Laboratory Fee Schedule, CMS reimbursed Cologuard at the rate of $512.43 per test. Under the Protecting Access to Medicare Act of 2014, effective January 1, 2018, the CMS reimbursement rate for Cologuard was set at $508.87, which was the volume-weighted median of private payer rates for Cologuard for the period from January 1, 2016 to June 30, 2016. We expect that the CMS reimbursement rate established for 2018 will remain in place for three years and then be reset based on the volume-weighted median of private payer rates for Cologuard during the data collection period from January 1, 2019 to June 30, 2019. Payments from CMS are currently subject to sequestration.

              In addition to Medicare reimbursement, we seek to secure favorable coverage and in-network reimbursement agreements from commercial payers. Most commercial payers have issued positive coverage decisions for Cologuard, and we have entered into contracts with several payers to include Cologuard as an in-network service. In-network agreements with payers have varying terms and conditions, including reimbursement rate, term and termination. From time to time in the ordinary course of our business, we may enter into new agreements, certain existing agreements may expire without renewal and certain other existing agreements may be terminated early by us or the third-party payer. We believe that commercial payers' reimbursement of Cologuard will depend on a number of factors, including payers' determination that it is: sensitive and specific for colorectal cancer; not experimental or investigational; approved or recommended by major organizations' guidelines; reliable, safe and effective; medically necessary; appropriate for the specific patient; and cost-effective. Reimbursement may also be affected by whether Cologuard is in-network for a given payer. Also, some payers may apply various medical management requirements, including a requirement that they give prior authorization for a Cologuard test before they are willing to pay for it. Other payers may perform post-payment reviews or audits, which could lead to payment recoupments. Medical management, such as prior authorizations and post-payment review or audits, may require that we, patients, or physicians provide the payer with extensive medical records and other information.

              Coverage of Cologuard may also depend, in whole or in part, on whether payers determine, or courts and/or regulatory authorities determine, coverage is required under applicable federal or state laws mandating coverage of certain colorectal cancer screening services. For example, Section 2713 of the Patient Protection and Affordable Care Act ("ACA") mandates that certain health insurers cover evidence-based items or services that have in effect a rating of "A" or "B" in the current recommendations of USPSTF without imposing any patient cost-sharing ("ACA Mandate"). Similarly, federal regulations require that Medicare Advantage plans cover "A" or "B" rated preventive services without patient cost-sharing. Following the June 2016 update to the USPSTF colorectal cancer screening recommendation statement, CMS issued an updated Evidence of Coverage notice for Medicare Advantage plans that affirms such plans must include coverage of Cologuard every three years without patient cost-sharing. While we believe the ACA Mandate will require most health insurers to cover Cologuard without patient cost-sharing (following an initial phase-in period between one and two years from the date of the updated USPSTF recommendation statement depending on the date a given plan year commences), it is possible that certain health insurers will disagree and determine not to cover Cologuard. It may be difficult for us or patients to enforce the ACA Mandate directly, and we may need to rely on states to take enforcement action, which they may choose not to do. It is also possible that the ACA Mandate will be repealed or significantly modified in the future.

              We believe quality metrics may influence payers' coverage and contracting decisions, as well as physicians' cancer screening procedures. Some government and private payers are adopting pay-for-performance programs that differentiate payments for healthcare services based on the achievement of documented quality metrics, cost efficiencies or patient outcomes. Payers may look to quality measures such as HEDIS and CMS Star Ratings, to assess quality of care. We believe inclusion in the HEDIS measures and Star Ratings measures may have a positive impact on payers' willingness to reimburse Cologuard, as well as on physicians' willingness to prescribe the test.

Our Clinical Lab Facilities

              As part of our commercialization strategy, we established a state-of-the-art, highly automated lab facility that is certified pursuant to federal Clinical Laboratory Improvement Amendments requirements to process Cologuard tests and provide patient results. Our commercial lab operation is housed in a 50,000 square foot facility in Madison, Wisconsin. At our lab, we currently have the capacity to process approximately two million tests per year. We are expanding our current facility to increase our lab processing capacity to more than three million tests per year around the end of 2018.

              During the fourth quarter of 2017, we began construction of a new clinical lab facility in Madison, Wisconsin that is expected to be completed around mid-2019. We expect our total lab capacity at both facilities will be approximately five million tests per year around the end of 2019.

Product Pipeline

              We also are developing a pipeline of potential future products and services. We are continuing to collaborate with MAYO Foundation for Medical Education and Research ("MAYO"), our development partner for Cologuard, on developing new tests, with the goal of becoming a leader in the early detection of cancer. We believe our proprietary technology platform provides a strong foundation for the development of additional cancer diagnostic tests. Through our collaboration with MAYO, we have identified proprietary biomarkers for several major cancers, including liver cancer and lung cancer. We have successfully performed validation studies on tissue samples for seven major cancers and on blood samples for four major cancers.

              The ACS estimates that liver cancer will be diagnosed in 42,000 Americans and cause 30,000 deaths in 2018, three-fourths of which will be hepatocellular carcinoma ("HCC"). Incidence and mortality rates are both increasing at approximately 3 percent per year. People who have been diagnosed with cirrhosis of the liver or Hepatitis B are at high risk of developing HCC. Evidence shows that HCC surveillance in these high-risk groups leads to earlier detection and improved outcomes. The NCCN and American Association for the Study of Liver Diseases guidelines recommend that these two groups be surveilled for HCC every six months using ultrasound and the blood-based biomarker alpha-fetoprotein ("AFP"). However, ultrasound and AFP are documented to have poor sensitivity for early stage cancer, which is the primary target of surveillance. We are currently seeking to develop a blood-based biomarker test to serve as an alternative to ultrasound and AFP for use in HCC surveillance. We published a small case-control study in 2016 showing high accuracy for detecting HCC using a blood-based panel of methylation markers.

              The ACS estimates that, in the United States in 2018, lung cancer will be diagnosed in 234,000 people and cause 154,000 deaths. Currently, more than half of lung cancer cases are diagnosed at an advanced stage, after symptoms appear, when the five-year survival rate is in the low single digits. We are currently seeking to develop a blood-based biomarker test to aid in the early detection of lung cancer in individuals with lung nodules discovered through a computerized tomography ("CT") or other scan. Such a test may help reduce the number of unnecessary biopsies and other follow-up procedures, and thereby reduce costs and improve health outcomes.

              We also continue to explore opportunities for improving Cologuard, including improvements that could lower our cost of goods or expand the usage of Cologuard to different patient populations.

Corporate Information

              Our executive offices are located at 441 Charmany Drive, Madison, Wisconsin 53719. Our telephone number is (608) 284-5700. Our Internet website address is www.exactsciences.com. Our Internet website and the information contained therein or connected thereto are not part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

              The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the notes, see the section entitled "Description of the Notes." With respect to the discussion of the terms of the notes on the cover page, in this section and in the section entitled "Description of the Notes," references to "the Company," "we," "our," and "us" refer solely to Exact Sciences Corporation and not its subsidiaries.

Issuer:	Exact Sciences Corporation
Notes Offered:

$190,000,000 aggregate principal amount of 1.0% Convertible Senior Notes due 2025. We have granted the underwriters an option to purchase up to an additional $28,500,000 aggregate principal amount of notes solely to cover over-allotments.

The notes we are offering will be issued as additional notes under the indenture pursuant to which we previously issued $690,000,000 aggregate principal amount of our 1.0% Convertible Senior Notes due 2025 in January 2018, which we refer to as the initial notes. The notes offered hereby will have identical terms as the initial notes, will be treated as a single series of securities with the initial notes under the indenture and will have the same CUSIP number as the initial notes. Holders of the notes offered hereby and the initial notes will vote as one class under the indenture.

Issue Price:	106.5% of the principal amount, plus accrued interest from, and including, January 17, 2018.
Maturity Date:	January 15, 2025, unless earlier converted.
Interest and Payment Dates:

1.0% per year, payable semi-annually in arrears on January 15 and July 15 of each year, beginning July 15, 2018. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "Description of the Notes—Events of Default; Notice and Waiver."

Ranking:	The notes will be our senior unsecured obligations that will:
• rank senior in right of payment to all of our future indebtedness that is expressly subordinated in right of payment to the notes;
• rank equally in right of payment to all of our future liabilities that are not so subordinated;

•

be effectively junior to all of our existing and future secured indebtedness and other secured obligations, to the extent of the value of the assets securing that indebtedness and other secured obligations; and

• be structurally subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiaries.
See "Description of the Notes—Ranking."

As of March 31, 2018, our total consolidated indebtedness (including the outstanding principal amount of the initial notes) was approximately $694.4 million, $4.4 million of which was secured. As of March 31, 2018, our subsidiaries had $8.3 million of indebtedness and other liabilities (including trade payables). After giving effect to the issuance of the notes offered hereby (assuming no exercise of the underwriters' option to purchase additional notes), our total consolidated indebtedness would have been approximately $884.4 million as of March 31, 2018.

The indenture that will govern the notes does not limit our ability to incur additional indebtedness in the future, including senior secured indebtedness.
Conversion Rights:

Prior to the close of business on the business day immediately preceding July 15, 2024, you may, at your option, convert your notes, in multiples of $1,000 principal amount, but only under the following circumstances:

•

on any date during any calendar quarter (and only during such calendar quarter) if the closing sale price (as defined in "Description of the Notes—Conversion Rights—Conversion Upon Satisfaction of Sale Price Condition") of our common stock was more than 130% of the applicable conversion price on each applicable trading day for at least 20 trading days (whether or not consecutive) in the period of the 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter;

•

during a specified period if we distribute to all or substantially all holders of our common stock any rights, options or warrants (other than pursuant to a stockholders rights plan) entitling them to purchase, for a period of 45 calendar days or less from the announcement date for such distribution, shares of our common stock at a price per share less than the average of the closing sale prices for the ten consecutive trading day period ending on, and including, the trading day immediately preceding the announcement date for such distribution;

•

during a specified period if we distribute to all or substantially all holders of our common stock cash or other assets, debt securities or rights to purchase our securities (other than pursuant to a stockholders rights plan), which distribution has a per share value exceeding 10% of the closing sale price of our common stock on the trading day immediately preceding the announcement date for such distribution;

• during a specified period if a fundamental change occurs or if we engage in certain corporate transactions; or

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during the five business day period following any five consecutive trading day period in which the trading price (as defined in "Description of the Notes—Conversion Rights—Conversion Upon Satisfaction of Trading Price Condition") per $1,000 principal amount of notes for each trading day during such five trading day period was less than 98% of the product of the closing sale price of our common stock and the applicable conversion rate on each such trading day.

On or after July 15, 2024 until the close of business on the second scheduled trading day immediately preceding the maturity date, you may, at your option, convert all or any portion of your notes, in multiples of $1,000 principal amount, at any time, regardless of the foregoing circumstances.

The conversion rate for the notes is initially 13.2569 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $75.43 per share of common stock), subject to adjustment as described in this prospectus supplement.

Settlement Upon Conversion:

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock (and cash in lieu of fractional shares) or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value or a daily settlement amount, as applicable (as described herein) calculated on a proportionate basis for each VWAP trading day (as defined herein) in a 30 VWAP trading day observation period (as defined herein). You will not receive any separate cash payment or additional shares for interest, if any, accrued and unpaid to the conversion date, except in limited circumstances. Instead, interest will be deemed paid by the cash, shares of our common stock or a combination of cash and shares of our common stock paid or delivered, as the case may be, to you upon conversion of a note. See "Description of the Notes—Conversion Rights."

No Redemption:	We may not redeem the notes prior to the maturity date, and no "sinking fund" is provided for the notes, which means we are not required to redeem or retire the notes periodically.

Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change:

If the effective date (as defined herein) of a make-whole fundamental change (as defined herein) occurs prior to the maturity date of the notes and a holder elects to convert its notes in connection with such make-whole fundamental change, we will increase the conversion rate by a number of additional shares. The number of additional shares will be determined by reference to the table in "Description of the Notes—Conversion Rights—Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change," based on the effective date and the price paid (or deemed paid) per share of our common stock in such make-whole fundamental change. If holders of our common stock receive only cash in a make-whole fundamental change, the price paid (or deemed paid) per share will be the cash amount paid per share. Otherwise, the price paid (or deemed paid) per share will be equal to the average of the closing sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of such make-whole fundamental change.

Fundamental Change Repurchase Right of Holders:

If we undergo a fundamental change (as defined under "Description of the Notes—Fundamental Change Put") prior to maturity of the notes, subject to certain conditions, you will have the right, at your option, to require us to repurchase for cash all or a portion of your notes in minimum principal amounts of $1,000 or whole multiples thereof at a repurchase price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See "Description of the Notes—Fundamental Change Put."

Book-Entry Form:

The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of Cede & Co. as DTC's nominee. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Listing:

The initial notes are not listed or quoted, and we do not intend to apply to have the notes listed or quoted on any securities exchange or any automated dealer quotation system. Our common stock is listed on the NASDAQ Capital Market under the symbol "EXAS".

Use of Proceeds:

We estimate that our net proceeds from this offering, after deducting underwriting discounts and estimated offering expenses payable by us, will be approximately $195.7 million (or $225.3 million if the underwriters exercise in full their option to purchase $28.5 million in additional notes from us).

We intend to use the net proceeds we receive from this offering for general corporate purposes, including working capital and possible acquisitions. See "Use of Proceeds."
Trustee:	U.S. Bank National Association
Public Market for the Notes

We cannot assure you that an active trading market for the notes will be developed or maintained. See "Underwriting—New Issue of Notes." We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, the underwriters are under no obligation to do so and may discontinue any market-making activities at any time without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

Risk Factors:

You should read the "Risk Factors" beginning on page S-14 of this prospectus supplement and on page 16 our Annual Report on Form 10-K for the year ended December 31, 2017 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the notes.

U.S. Federal Income Tax Considerations:

For the U.S. federal income tax considerations of the holding, disposition and conversion of the notes, and the holding and disposition of our common stock, see "Material U.S. Federal Income Tax Considerations."

RISK FACTORS

              We operate in a rapidly changing environment that involves a number of risks, some of which are beyond our control. Before deciding whether to invest in the notes offered hereby, you should consider carefully the risk factors related to our indebtedness and the notes described below and the other risk factors related to our business incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2017. These are the risks and uncertainties we believe are most important for you to consider. We cannot be certain that we will successfully address these risks. If we are unable to address these risks, our business may not grow, our stock price may suffer and we may be unable to stay in business. Additional risks and uncertainties not presently known to us, which we currently deem immaterial or which are similar to those faced by other companies in our industry or business in general, may also impair our business operations.

              As used in this section of the prospectus supplement, the term "notes" includes the initial notes, unless the context requires otherwise.

Risks Related to Our Indebtedness and the Notes

The notes are our unsecured senior obligations and will be effectively junior to all of our existing and future secured indebtedness and other secured obligations, to the extent of the value of the assets securing that indebtedness, and be structurally subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

              The notes are our senior unsecured obligations and will effectively rank junior in right of payment to any of our secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and be structurally subordinated to all indebtedness and other liabilities (including trade payables, but excluding intercompany obligations) of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure indebtedness or other obligations effectively ranking senior in right of payment to the notes will be available to pay obligations on the notes only after the secured indebtedness or other secured obligations has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes does not prohibit us from incurring additional indebtedness in the future, including senior secured indebtedness, and such indebtedness may be substantial, nor will the indenture prohibit our subsidiaries from incurring additional indebtedness or other liabilities. See "Description of the Notes—Ranking."

              As of March 31, 2018, our total consolidated indebtedness (including the outstanding principal amount of the initial notes) was approximately $694.4 million, $4.4 million of which was secured. As of March 31, 2018, our subsidiaries had approximately $8.3 million of indebtedness and other liabilities (including trade payables). After giving effect to the issuance of the notes offered hereby (assuming no exercise of the underwriters' option to purchase additional notes), our total consolidated indebtedness would have been approximately $884.4 million as of March 31, 2018.

Our increased indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under such indebtedness.

              As of March 31, 2018, we had approximately $694.4 million of total consolidated indebtedness outstanding. After giving effect to this offering of notes, our indebtedness will increase by $190.0 million (or $218.5 million if the underwriters exercise their option to purchase additional notes in full) (which amount, with respect to the notes, reflects the face amount of the notes). The indenture that will govern the notes does not restrict our ability to incur additional indebtedness. This level of debt could have significant consequences on our future operations, including:

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  increasing our vulnerability to adverse economic and industry conditions;

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  making it more difficult for us to meet our payment and other obligations under the notes;

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  making it more difficult to obtain any necessary future financing for working capital, capital expenditures, debt service requirements or other purposes;

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  requiring the dedication of a substantial portion of any cash flow from operations to service our indebtedness, thereby reducing the amount of cash flow available for other purposes, including capital expenditures;

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  placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital than we have; and

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  limiting our flexibility in planning for, or reacting to, changes in our business and the markets in which we compete.

              Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the notes.

              Our ability to meet our payment and other obligations under the notes depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us, in an amount sufficient to enable us to meet our payment obligations under the notes and to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, including the notes, sell assets, reduce or delay capital investments, or seek to raise additional capital. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the notes, and this default could cause us to be in default on any other currently existing or future outstanding indebtedness.

We may incur substantially more debt or take other actions which would intensify the risks discussed above.

              We and our subsidiaries may be able to incur substantial additional debt in the future, some of which may be secured debt. We and our subsidiaries are not restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay amounts due under our indebtedness, including the notes.

              Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt, including the notes, and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

The terms of the notes will not contain restrictive covenants and provide only limited protection in the event of a change of control.

              The indenture under which the notes will be issued does not contain restrictive covenants that would protect you from several kinds of transactions that may adversely affect you. In particular, the indenture does not contain covenants that will limit our ability to pay dividends or make distributions on or redeem our capital stock or limit our ability to incur additional indebtedness and, therefore, may not protect you in the event of a fundamental transaction, a highly leveraged transaction or other similar transaction. The requirement that we offer to repurchase the notes upon a change of control is limited to the transactions specified in the definition of a "fundamental change" under "Description of the Notes—Fundamental Change Put." Similarly, the circumstances under which we are required to adjust the conversion rate upon the occurrence of a "make-whole fundamental change" are limited to circumstances where a note is converted in connection with such a transaction as set forth under "Description of the Notes—Conversion Rights—Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change."

              Accordingly, subject to restrictions contained in any future debt agreements, we could enter into certain transactions, such as acquisitions, refinancings or recapitalizations that could affect our capital structure and the value of the notes and common stock but would not constitute a fundamental change under the notes.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

              Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of the notes in the event of certain transactions. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of the notes.

We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes for cash when required by the holders upon a fundamental change.

              Holders of the notes will have the right to require us to repurchase the notes upon the occurrence of a fundamental change prior to maturity as described under "Description of the Notes—Fundamental Change Put." In addition, unless we elect to deliver solely shares of our common stock, we will be required to make cash payments in respect of the notes being converted as described under "Description of the Notes—Conversion Rights—Settlement Upon Conversion." However, we may not have enough available cash or be able to obtain financing at the time we are required to make purchases of notes surrendered therefor or notes being converted. In addition, our ability to repurchase the notes or to pay cash upon conversion of the notes may be limited by law, by regulatory authority or by agreements that will govern our future indebtedness. Our failure to repurchase the notes at a time when the repurchase is required by the indenture that will govern the notes or to pay cash payable on future conversions of the notes as required by such indenture would constitute a default under such indenture. A default under the indenture that will govern the notes or the fundamental change itself could also lead to a default under agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversions thereof.

Holders of the notes may not be able to determine when a fundamental change giving rise to their right to have the notes repurchased has occurred following a sale of "substantially all" of our assets.

              One of the circumstances under which a fundamental change may occur is upon the sale or disposition of "all or substantially all" of our assets. There is no precise, established definition of the phrase "substantially all" under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

The adjustment to the conversion rate upon the occurrence of a make-whole fundamental change may not adequately compensate you for the lost option time value of your notes as a result of such transaction.

              If a make-whole fundamental change occurs prior to maturity and a holder elects to convert in connection with such transaction, we will increase the conversion rate under certain circumstances. The number of additional shares by which the conversion rate will be increased will be determined based on the date on which the make-whole fundamental change becomes effective and the price paid (or deemed paid) per share of our common stock in the make-whole fundamental change, as described under "Description of the Notes—Conversion Rights—Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change." Although this adjustment is designed to compensate you for the lost option value of your notes as a result of a make-whole fundamental change, the adjustment may not adequately compensate you for such loss. In addition, if the price paid per share of our common stock in the make-whole fundamental change is less than $55.06 or greater than $325.00 (in each case, subject to adjustment), there will be no such adjustment.

              Our obligation to increase the conversion rate as described above could also be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

The conditional conversion feature of the notes could result in your receiving less than the value of the common stock into which a note would otherwise be convertible.

              Prior to the close of business on the business day immediately preceding July 15, 2024, the notes are convertible into cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, only if specified conditions are met. If these specified conditions are not met, you will not be able to convert your notes prior to July 15, 2024, and you may not be able to receive the value of the consideration into which the notes would otherwise be convertible. Therefore, you may not be able to realize the appreciation, if any, in the value of our common stock after the issuance of the notes in this offering and prior to such date. In addition, the inability to freely convert may also adversely affect the trading price of the notes and your ability to resell the notes.

If you convert your notes on or after the final regular record date preceding the maturity date and we elect physical settlement, you will have to wait until at least the maturity date before receiving amounts due upon conversion.

              Under the notes, a converting holder will be exposed to fluctuations in the value of the amounts due upon conversion during the period from the date on which such holder converts its notes until the date we settle our conversion obligation. If you convert your notes on or after the final regular record date preceding the maturity date and we elect physical settlement, we will deliver the consideration due in respect of conversion on the maturity date. Accordingly, you may have to wait a period of time before receiving amounts due upon conversion of the notes, and if the price of our common stock decreases during this period, the value of the consideration that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date. See "Description of the Notes—Conversion Rights—Settlement Upon Conversion."

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right.

              Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

              The amount of consideration that you will receive upon conversion will be based upon the volume weighted average price ("VWAP") of our common stock for each of the 30 VWAP trading days during the relevant observation period. Accordingly, if the price of our common stock decreases during this period, the value of the consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average of the VWAP of our common stock during such period, the value of any shares of our common stock that you receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.

              Further, if holders elect to convert notes after the final regular record date preceding the maturity date and we elect physical settlement, delivery of the shares would not occur until the maturity date and you will be exposed to the fluctuations in the value of our common stock between the date you elect such conversation and delivery of the shares.

Upon conversion of the notes, we may pay cash in lieu of issuing shares of our common stock with respect to all or a portion of the converted notes. Therefore, holders of the notes may receive no shares of our common stock or will receive fewer shares than the number underlying their notes.

              Upon conversion, we may pay cash in lieu of issuing shares of our common stock with respect to all or a portion of converted notes. See "Description of the Notes—Conversion Rights—Settlement Upon Conversion." Accordingly, upon conversion of notes, holders may not receive any shares of our common stock. Further, our liquidity may be reduced upon conversion of the notes.

The conversion rate of the notes may not be adjusted for all dilutive events that may adversely affect the trading price of the notes or the common stock issuable upon conversion of the notes.

              The conversion rate of the notes is subject to adjustment upon certain events, including the issuance of stock dividends on our common stock, the issuance of certain rights, options or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, cash dividends exceeding a specified threshold and issuer tender or exchange offers as described under "Description of the Notes—Conversion Rights—Conversion Rate Adjustments." However, the conversion rate will not be adjusted for certain other events, such as issuances of our common stock for cash or issuances of our common stock in connection with acquisitions or third-party tender offers, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Future sales or other dilution of our equity could depress the market price of our common stock.

              Sales of our common stock in the public market, or the perception that such sales could occur, could negatively impact the market price of our common stock. We also have several institutional stockholders that own significant blocks of our common stock. If one or more of these stockholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our common stock could be negatively affected. We are not restricted from issuing additional shares of common stock during the life of the notes. If we issue additional shares of common stock, the price of our common stock, and in turn, the price of the notes may decline.

              Under certain circumstances, shares of our common stock could be issued upon conversion of the notes, which would dilute the ownership interest of our existing stockholders. In addition, the issuance of additional common stock, or issuances of securities convertible into or exercisable for our common stock or other equity linked securities, including preferred stock or warrants, would dilute the ownership interest of our common stockholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Provisions of the notes could discourage an acquisition of us by a third party.

              Certain provisions of the notes could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a fundamental change, holders of the notes will have the right, at their option, to require us to repurchase all of their notes or any portion of the principal amount of such notes in integral multiples of $1,000. We may also be required to increase the conversion rate in the event of a make-whole fundamental change. In addition, the indenture and the notes will prohibit us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the notes and the indenture. These and other provisions in the indenture could deter or prevent a third party from acquiring us even when the acquisition may be favorable to you.

The notes offered hereby will share voting power with the initial notes.

              The notes offered hereby will be fungible with the $690.0 million outstanding principal amount of the initial notes. Upon completion of this offering, the aggregate principal amount of outstanding notes will be $880.0 million (or $908.5 million if the underwriters exercise their option to purchase additional notes in full). Accordingly, the holders of the $190.0 million (or $218.5 million if the underwriters exercise their option to purchase additional notes in full) aggregate principal amount of the notes we are offering will be entitled to exercise only 21.6% (or 24.1% if the underwriters exercise their option to purchase additional notes in full) of the total voting power of the notes.

The accounting method for convertible debt securities, such as the notes, could have a material adverse effect on our reported financial results.

              Under Financial Accounting Standards Board Accounting Standards Codification 470-20, Debt with Conversion and Other Options ("ASC 470-20"), an entity must separately account for the liability and equity components of convertible debt instruments, such as the notes, that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. ASC 470-20 requires the value of the conversion option of the notes, representing the equity component, to be recorded as additional paid-in capital within shareholders' equity in our consolidated balance sheet and as a discount to the notes, which reduces their initial carrying value. The carrying value of the notes, net of the discount recorded, will be accreted up to the principal amount of the notes from the issuance date until maturity, which will result in non-cash charges to interest expense in our consolidated statement of operations. Accordingly, we will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period's accretion of the debt discount (non-cash interest) and the instrument's cash interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

              Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes. We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on the common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our common stock could adversely affect the ability of investors in, or potential purchasers of, the notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes. This could, in turn, adversely affect the trading price and liquidity of the notes.

              The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a "Limit Up-Limit Down" program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd Frank"). Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of the common stock, borrow the common stock or enter into swaps on the common stock could adversely affect the trading price and the liquidity of the notes. In addition, Dodd Frank and implementing regulations prohibit banking entities and their affiliates from engaging in proprietary trading in financial instruments, or the so-called "Volcker Rule." These restrictions will limit the ability of banking entities and their affiliates to invest in or purchase the notes and could, in turn, adversely affect the trading price and liquidity of the notes.

As a holder of notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

              If you hold notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting our common stock. If you elect to convert your notes at the close of business on the conversion date, you will have the rights with respect to (and will be the record holder of) our common stock (if we have elected to settle the relevant conversion by delivering shares of our common stock). For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you are deemed the record owner of the shares of our common stock due upon conversion, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

We cannot assure you that an active trading market for the notes will be developed or maintained. The failure of a market to develop for the notes could adversely affect the liquidity and value of your notes.

              We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without notice. An active trading market may not develop for the notes, and there can be no assurance as to the liquidity of any market that may develop for the notes. If an active, liquid market does not develop for the notes, the market price and liquidity of the notes may be adversely affected. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price.

              The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of our common stock, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes will be subject to disruptions which may have a negative effect on the holders of the notes, regardless of our operating results, financial performance or prospects.

An adverse rating of the notes may cause their trading price to fall.

              The initial notes are not rated, and we do not intend to seek a rating for the notes, but if a rating agency rates the notes, it may assign a rating that is lower than expected by investors. Ratings agencies also may lower ratings on the notes in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of the notes could significantly decline.

Our board of directors and management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

              Our board of directors and management will have broad discretion to use the net proceeds from this offering, and you will be relying on the judgment of our board of directors and management regarding the application of these proceeds. We expect to use the net proceeds from this offering for general corporate purposes, including working capital and possible acquisitions. Our board of directors and management might not apply the net proceeds from the offering in ways that increase the value of your investment and might not yield a significant return, if any, on any investment of such net proceeds. You will not have the opportunity to influence our decisions on how to use such proceeds.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

              The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See "Material U.S. Federal Income Tax Considerations." If you are a non-U.S. holder (as defined in "Material U.S. Federal Income Tax Considerations"), any deemed dividend generally would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, which may be set off against subsequent payments on the notes. See "Material U.S. Federal Income Tax Considerations."

There is a risk that the Internal Revenue Service ("IRS") could challenge the issue price of the notes as determined by us, or that it could challenge our position that all of the notes are part of a single issue and will be fungible under applicable tax rules, in which case the notes may be issued with original issue discount.

              We will sell the notes to the underwriters in this offering for a fixed price but with no limitation on the price at which the underwriters can resell the notes to investors and there is the potential that such sales could occur over time. If the IRS were to successfully challenge our determination of the issue price for the notes, certain U.S. federal income tax consequences could result for investors. For example, the notes may be considered to have original issue discount which generally would require a holder to recognize taxable interest income in advance of the receipt of cash attributable to that income and may therefore affect the market value of the notes. U.S. holders should consult their own tax advisors as to the U.S. federal income tax consequences to them of such a successful challenge under the circumstances of this offering. For a fuller discussion of these tax risks, see "Material U.S. Federal Income Tax Considerations—U.S. Holders—Issue Price and Basis in the Notes."

The Tax Cuts and Jobs Act could have a negative effect on us or holders of the notes.

              On December 20, 2017, the U.S. Congress passed the Tax Cuts and Jobs Act, and on December 22, 2017, President Trump signed the Tax Cuts and Jobs Act into law. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules applicable to both individuals and entities, including corporations. There remains uncertainty as to the impact of the Tax Cuts and Jobs Act on us or on an investment in the notes. You should consult with your tax advisor with respect to U.S. tax reform and its potential effect on your investment in the notes.

The market price of our common stock, which may fluctuate significantly, will directly affect the market price for the notes.

              We expect that the market price of our common stock will affect the market price of the notes. In addition, the trading price of our common stock has been, and is likely to continue to be, highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. This may result in greater volatility in the market price of the notes than would be expected for non-convertible notes. The market price of our common stock will likely fluctuate in response to a number of factors, including our financial condition, operating results and prospects, as well as economic, financial and other factors, reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, or changes in our industry and competitors and government regulations, many of which are beyond our control. For more information regarding such factors, see "Risk Factors." Holders who receive common stock upon conversion of the notes will therefore be subject to the risk of volatility and depressed prices of our common stock.

              In addition, we expect that the market price of the notes will be influenced by yield and interest rates in the capital markets, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the conversion rate. Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of the notes and our common stock. Any such arbitrage could, in turn, affect the market prices of our common stock and the notes.

              The market price of our common stock could also be affected by, among other factors:

  •
  investors' anticipation of the potential resale in the market of a substantial number of additional shares of our common stock received upon conversion of the notes;

  •
  possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us than owning shares of our common stock; and

  •
  hedging or arbitrage trading activity that may develop involving our common stock. This trading activity could, in turn, affect the trading prices of the notes.

Conversions of the notes may adversely affect our financial condition.

              If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely common stock (other than cash in lieu of any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The notes will initially be held in book-entry form and, therefore, holders must rely on the procedures and the relevant clearing systems to exercise their rights and remedies.

              Unless and until certificated notes are issued in exchange for book-entry interests in the notes, owners of the book-entry interests will not be considered owners or holders of the notes. Instead, DTC, or its nominee, will be the sole holder of the notes. Payments of principal, interest (including any additional interest), amounts due upon conversion, and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make the payments to DTC. Thereafter, such payments will be credited to DTC participants' accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if a holder owns a book-entry interest, such holder will be permitted to act only to the extent such holder has received appropriate proxies to do so from DTC or, if applicable, a participant. We cannot assure holders that to procedures for the granting of such proxies will be sufficient to enable holders to vote on any requests actions on a timely basis.

USE OF PROCEEDS

              We estimate that our net proceeds from the sale of the notes in this offering will be approximately $195.7 million, after deducting the underwriting discount and estimated offering expenses payable by us, excluding accrued interest. If the underwriters exercise in full their option to purchase additional notes, we estimate that our net proceeds from the sale of the notes in this offering will be approximately $225.3 million, after deducting the underwriting discount and estimated offering expenses payable by us, excluding accrued interest.

              We intend to use the net proceeds from this offering for general corporate purposes, including working capital and possible acquisitions.

              The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

              Until we use the net proceeds of this offering, we intend to invest the funds in short-term, investment-grade, interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

              The following table sets forth the dollar amount of the coverage deficiency (in thousands) for the periods indicated. Our net losses were insufficient to cover fixed charges for each of the periods presented. Because of these deficiencies, the ratio information is not applicable for those periods. The extent to which earnings were insufficient to cover fixed charges for those periods is shown below. Amounts are shown in thousands, except for ratios.

	2018 Q1	2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges	N/A	N/A	N/A	N/A	N/A	N/A
Deficiency of Earnings to Cover Fixed Charges	(39,424)	(114,397)	(167,211)	(157,803)	(100,048)	(46,514)

CAPITALIZATION

              The following table shows our cash, cash equivalents and marketable securities as well as capitalization, in each case, as of March 31, 2018:

  •
  on an actual basis; and

  •
  on an as adjusted basis giving effect to the sale of $190.0 million of notes offered in this offering (assuming the underwriters' over-allotment option is not exercised) and the receipt of $195.7 million of net proceeds, after deducting estimated underwriting discounts and estimated offering expenses payable by us, excluding accrued interest.

              You should read this table together with the "Use of Proceeds" section in this prospectus supplement, as well as the information contained in our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus:

	March 31, 2018
	Actual	As Adjusted
	(unaudited, in thousands, except par value data)
Cash, cash equivalents and marketable securities	$1,042,169	$1,237,854

Long-term debt, including current portion:(1)
Credit facility for real property mortgage	4,420	4,420
Principal amount of 1.0% convertible senior notes due 2025	690,000	880,000
Total long-term debt	694,420	884,420

Stockholders' equity:
Common Stock, par value $0.01 per share; 200,000,000 shares authorized and 121,866,759 shares issued and outstanding, respectively, actual and as adjusted	1,219	1,219
Preferred Stock, par value $0.01 per share; 5,000,000 shares authorized and 0 shares issued and outstanding, respectively, actual and as adjusted	—	—
Additional paid-in capital(1)	1,588,173	1,588,173
Accumulated other comprehensive loss	(2,336)	(2,336)
Accumulated deficit	(900,038)	(900,038)
Total stockholders' equity(1)	687,018	687,018

Total capitalization	1,381,438	1,571,438

(1)
In accordance with ASC 470-20, a convertible debt instrument (such as the notes) that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that the interest expense reflects the issuer's nonexchangeable debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component accretes up to the principal amount over the expected term of the debt. ASC 470-20 does not affect the actual amount that we are required to repay, and the amount shown in the table above for the notes is the aggregate principal amount of the notes without reflecting the debt discount or fees and expenses that we are required to recognize or the increase in paid-in capital on our consolidated balance sheet.

              The table above excludes:

  •
  9,147,261 shares of common stock issuable upon the conversion of outstanding convertible notes as of March 31, 2018 at a conversion price of $75.43 per share;

  •
  3,283,998 shares of common stock issuable upon the exercise of outstanding stock options as of March 31, 2018 at a weighted average exercise price of $16.39 per share;

  •
  6,191,394 shares subject to outstanding unvested restricted stock units as of March 31, 2018;

  •
  10,431,550 additional shares of common stock reserved for future issuance as of March 31, 2018 under our equity incentive plans; and

  •
  the shares of our common stock to be reserved for issuance upon conversion of the notes being offered by us.

DESCRIPTION OF THE NOTES

              In January 2018, we issued $690 million aggregate principal amount of our 1.0% Convertible Senior Notes due 2025 (the "initial notes") under a base indenture dated as of January 17, 2018 (the "base indenture") between us and U.S. Bank National Association, as trustee (the "trustee"), as supplemented by a supplemental indenture dated as of January 17, 2018 between us and the trustee (the "supplemental indenture" and, together with the base indenture, the "indenture"). The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.

              We will issue the 1.0% Convertible Senior Notes due 2025 offered hereby pursuant to the indenture (the notes offered hereby, together with the initial notes, the "notes"). The notes offered hereby will have identical terms, and will have the same CUSIP number, as the initial notes. The initial notes and the notes offered hereby will be treated as a single series of securities for all purposes under the indenture, including, without limitation, waivers, amendments and offers to purchase. Holders of the initial notes, the notes offered hereby and any additional notes of the same series that we issue in the future pursuant to the indenture will vote as one class under the indenture.

              The following description is only a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to, and is qualified by reference to, all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read the indenture in its entirety because it, and not this description, defines your rights as a holder of the notes. You may request a copy of the indenture as set forth under the caption "Where You Can Find More Information."

              For purposes of this description, references to:

  •
  "the Company," "we," "our" and "us" refer only to Exact Sciences Corporation and not its subsidiaries;

  •
  "business day" refers to any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed;

  •
  "close of business" refer to 5:00 p.m., New York City time, and "open of business" refer to 9:00 a.m., New York City time;

  •
  "common stock" refer to our common stock, par value $0.01 per share; and

  •
  "notes" refer to each $1,000 principal amount of 1.0% Convertible Senior Notes due January 15, 2025 issued on January 17, 2018 and offered hereby.

              Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations pursuant to the provisions set forth below under the heading "—Events of Default; Notice and Waiver."

              References in this prospectus supplement to a "holder" or "holders" of notes that are held through DTC are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes.

Brief Description of the Notes

              The notes will:

  •
  be our general, unsecured obligations;

  •
  bear cash interest at a rate of 1.0% per year, payable semi-annually in arrears, on January 15 and July 15 of each year, commencing on July 15, 2018;

  •
  subject to satisfaction of certain conditions and during the periods described below, be convertible by you at any time prior to the close of business on the second scheduled trading day (as defined below) immediately preceding the maturity date, as described under "—Conversion Rights," into cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on an initial conversion rate of 13.2569 shares of our common stock per $1,000 principal amount of notes (subject to adjustment as set forth in "—Conversion Rights—Conversion Rate Adjustments" below), which represents an initial conversion price of approximately $75.43 per share. In the event of a make-whole fundamental change (as defined below), we will, under certain circumstances, increase the conversion rate as described herein;

  •
  not be subject to redemption at our option prior to maturity;

  •
  be subject to repurchase by us at your option if a fundamental change (as defined below) occurs, at a cash repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date, as set forth under "—Fundamental Change Put" and

  •
  mature on January 15, 2025 unless earlier converted or repurchased by us at your option.

              The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. Neither we nor any of our subsidiaries will be subject to any financial covenants under the indenture. In addition, neither we nor any of our subsidiaries will be restricted under the indenture from paying dividends, incurring debt or issuing or repurchasing our securities. You are not afforded protection under the indenture in the event of a highly leveraged transaction or a change in control of us, except to the extent described below under "—Conversion Rights—Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change," "—Fundamental Change Put" and "—Consolidation, Merger and Sale of Assets."

              The initial notes are not listed or quoted, and we do not intend to apply to have the notes listed or quoted, on any securities exchange or any automated quotation system.

              The notes initially will be issued in book-entry form only in minimum denominations of $1,000 principal amount and whole multiples of $1,000 in excess thereof. Beneficial interests in the notes will be shown on, and transfers of beneficial interests in the notes will be effected only through, records maintained by The Depository Trust Company, or DTC, or its nominee, and any such interests may not be exchanged for certificated notes except in limited circumstances. For information regarding conversion, registration of transfer and exchange of global notes held in DTC, see "—Form, Denomination and Registration—Global Notes, Book-Entry Form."

              If certificated notes are issued, you may present them for conversion, registration of transfer and exchange, without service charge, at our office or agency, which will initially be the office or agency of the trustee.

              If any interest payment date, the maturity date, any earlier required repurchase date upon a fundamental change or any other due date for a payment on a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay.

Additional Notes

              We may, without the consent of, or notice to, the holders of the notes or the initial notes, issue additional notes under the indenture in the future on the same terms and conditions as the notes offered hereby (other than differences in the issue price and interest accrued prior to the issue date of such additional notes) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers. The notes offered by this prospectus supplement, the initial notes and any additional notes would rank equally and ratably and would be treated as a single series for all purposes under the indenture. No additional notes may be issued if any event of default has occurred with respect to the notes.

Payment at Maturity

              On the maturity date, each holder will be entitled to receive on such date $1,000 in cash for each $1,000 in principal amount of notes, together with any accrued and unpaid interest to, but excluding, the maturity date, unless earlier converted or repurchased by us at the holder's option. With respect to global notes, we will pay or cause the paying agent to pay principal and any interest to DTC in immediately available funds. With respect to any certificated notes, principal and any interest will be payable at our office or agency, which initially will be the office or agency of the trustee.

Interest

              The notes will bear cash interest at a rate of 1.0% per year until maturity. Interest on the notes will accrue from January 17, 2018 or from the most recent date on which interest has been paid or duly provided for. We will pay interest semi-annually, in arrears on January 15 and July 15 of each year, commencing on July 15, 2018, to holders of record at the close of business on the preceding January 1 and July 1, respectively.

              We will pay or cause the paying agent to pay interest on:

  •
  global notes to DTC in immediately available funds;

  •
  any certificated notes having a principal amount of less than $2,000,000, by check mailed to the holders of those notes; and

  •
  any certificated notes having a principal amount of $2,000,000 or more, either by check mailed to each holder or, upon application by such holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder's account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

              Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, for partial months, on the number of days actually elapsed in a 30-day month.

              If any interest payment date, the maturity date or any earlier required fundamental change repurchase date of a note falls on a day that is not a business day (which for these purposes, "business day" shall not include days in which the office where the place of payment is authorized or required by law to be closed), the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay.

Ranking

              The notes will be our senior unsecured obligations that will:

  •
  rank senior in right of payment to all of our future indebtedness that is expressly subordinated in right of payment to the notes;

  •
  rank equally in right of payment to all of our future liabilities that are not so subordinated;

  •
  be effectively junior to all of our existing and future secured indebtedness and other secured obligations, to the extent of the value of the assets securing that indebtedness and other secured obligations; and

  •
  be structurally subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

              The indenture will not limit our ability to incur additional indebtedness in the future, including senior secured indebtedness, and such indebtedness may be substantial. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured indebtedness will be available to pay obligations on the notes only after all such secured indebtedness has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

              As of March 31, 2018, our total consolidated indebtedness (including the outstanding principal amount of the initial notes) was approximately $694.4 million, $4.4 million of which was secured. As of March 31, 2018, our subsidiaries had $8.3 million of indebtedness and other liabilities (including trade payables). After giving effect to the issuance of the notes offered hereby (assuming no exercise of the underwriters' option to purchase additional notes), our total consolidated indebtedness would have been approximately $884.4 million as of March 31, 2018.

              The ability of our subsidiaries to pay dividends and make other payments to us is restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries are currently or may in the future become a party. We may not be able to pay accrued interest, the cash portions of any settlement amount upon conversion of the notes, the fundamental change repurchase price upon a fundamental change if a holder requires us to repurchase notes as described below or principal due on the maturity date. See "Risk Factors—Risks Relating to Our Indebtedness and the Notes—We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes for cash when required by the holders upon a fundamental change."

No Redemption

              We may not redeem the notes prior to the maturity date, and no sinking fund is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

Conversion Rights

              Prior to the close of business on the business day immediately preceding July 15, 2024, you may convert all or a portion of your notes only upon the satisfaction of one or more conditions described below under "—Conversion Upon Satisfaction of Sale Price Condition," "—Conversion Upon Specified Corporate Transactions," "—Conversion Upon a Fundamental Change" and "—Conversion Upon Satisfaction of Trading Price Condition." You may convert fewer than all of your notes so long as the notes converted are an integral multiple of $1,000 principal amount.

              Holders may convert, at their option, their notes based on an initial conversion rate of 13.2569 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $75.43 per share of our common stock). The conversion rate will be subject to adjustment as described below. As described under "—Settlement Upon Conversion," upon conversion, we will satisfy our conversion obligation with respect to the notes to be converted into cash, shares of our common stock or a combination of cash and shares of our common stock, at our election.

              The conversion rate and the equivalent conversion price in effect at any given time are referred to as the "applicable conversion rate" and the "applicable conversion price," respectively, and will be subject to adjustment as described below. The "applicable conversion price" at any given time will equal $1,000 divided by the applicable conversion rate at such time.

              Except as provided in the next paragraph, upon conversion, you will not receive any separate cash payment of accrued and unpaid interest on the notes. Accrued and unpaid interest to the conversion date is deemed to be paid in full with the cash paid and shares of our common stock issued, if any, upon conversion rather than cancelled, extinguished or forfeited. With respect to any conversion of the notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of any cash paid upon such conversion. For a discussion of the tax treatment to you of converting your notes, see "Material U.S. Federal Income Tax Considerations."

              If you convert any notes after the close of business on the record date for an interest payment but prior to the corresponding interest payment date, you will receive on the earlier of the corresponding interest payment date and the date we deliver the consideration due in respect of such conversion, the interest accrued and unpaid on your notes, notwithstanding your conversion of those notes prior to the interest payment date, in the event you were the holder of record on the corresponding record date. However, except as provided in the next sentence, at the time you surrender your notes for conversion (whether or not you were holder of record), you must pay us an amount equal to the interest that has accrued and will be paid on the notes being converted on the corresponding interest payment date. You are not required to make such payment:

  •
  if you convert your notes after the close of business on January 1, 2025 which is the regular record date immediately preceding the maturity date;

  •
  if you convert your notes in connection with a fundamental change and we have specified a fundamental change repurchase date that is after a record date and on or prior to the business day immediately following the corresponding interest payment date; or

  •
  to the extent of any overdue interest, if overdue interest exists at the time of conversion with respect to your notes.

              Therefore, for the avoidance of doubt, all holders on the regular record date immediately preceding the maturity date and any fundamental change repurchase date will receive and retain the full interest payment due on the maturity date or other applicable interest payment date regardless of whether their notes have been converted following such record date.

              Except as described under "—Conversion Rate Adjustments," we will not make any payment or other adjustment for dividends on any common stock issued upon conversion of the notes.

              The trustee shall have no duty to monitor or notify the holders as to whether any of the conditions to conversion have occurred.

    Conversion Upon Satisfaction of Sale Price Condition

              Prior to the close of business on the business day immediately preceding July 15, 2024, you will have the right to convert all or a portion of your notes at any time during any calendar quarter (and only during such calendar quarter) if the closing sale price of our common stock was more than 130% of the applicable conversion price on each applicable trading day for at least 20 trading days (whether or not consecutive) in the period of the 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter.

              The "closing sale price" of any share of our common stock on any trading day means:

  •
  the closing sale price per share of our securities (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such trading day as reported in composite transactions for the relevant stock exchange (as defined below);

  •
  if our common stock is not listed on a relevant stock exchange on such date, the last quoted bid price per share for our common stock in the over-the-counter market on such trading day as reported by OTC Markets Group Inc. or a similar organization; or

  •
  if our common stock is not so quoted, the average of the mid-point of the closing bid and closing ask price per share of our common stock on such trading day as determined by a nationally recognized securities dealer retained by us for that purpose, which may include one of the underwriters.

              The closing sale price will be determined without reference to early hours, after hours or extended market trading.

              "Relevant stock exchange" means the NASDAQ Capital Market or, if our common stock is not then listed on the NASDAQ Capital Market, the principal other U.S. national or regional securities exchange on which our common stock is then listed.

              The term "trading day" means a day on which:

  •
  trading in our common stock generally occurs on the relevant stock exchange or, if our common stock is not then listed on a relevant stock exchange, on the principal other market on which our common stock is then traded; and

  •
  a closing sale price for our common stock is available on such securities exchange or market.

              If our common stock is not so listed or traded, "trading day" means a business day.

    Conversion Upon Specified Corporate Transactions

              Prior to the close of business on the business day immediately preceding July 15, 2024, you will have the right to convert all or a portion of your notes if we:

  •
  distribute to all or substantially all holders of our common stock any rights, options or warrants (other than pursuant to a stockholders rights plan) entitling them to purchase, for a period of 45 calendar days or less from the announcement date for such distribution, shares of our common stock at a price per share less than the average of the closing sale prices of our common stock for the ten consecutive trading day period ending on, and including, the trading day immediately preceding the announcement date for such distribution; or

  •
  distribute to all or substantially all holders of our common stock cash or other assets, debt securities or rights to purchase our securities (other than pursuant to a stockholders rights plan), which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the closing sale price of our common stock on the trading day immediately preceding the announcement date for such distribution.

              In either case, we will notify you, the trustee and the conversion agent (if other than the trustee) at least 45 scheduled trading days (as defined below) prior to the ex-dividend date (as defined below) for such distribution. Once we have given such notice, a holder may convert all or a portion of its notes at any time until the earlier of the close of business on the business day immediately preceding the ex-dividend date and any announcement by us that such distribution will not take place. You may not convert any of your notes based on this conversion contingency if as a result of holding the notes you will otherwise participate in the distribution, without conversion as a result of holding the notes, at the same time and on the same terms as holders of our common stock as if you held a number of shares of our common stock equal to the applicable conversion rate on the record date of such distribution for each $1,000 principal amount of notes held by you (calculated on an aggregate basis per holder).

              "Scheduled trading day" means a day that is scheduled to be a trading day on the relevant stock exchange. If our common stock is not so listed or admitted for trading, "scheduled trading day" means a business day.

              "Ex-dividend date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered "regular way" for this purpose.

    Conversion Upon a Fundamental Change

              Prior to the close of business on the business day immediately preceding July 15, 2024, if a fundamental change (as defined under "—Fundamental Change Put") occurs, or if we are a party to a consolidation, merger, binding share exchange, or sale, conveyance, transfer, lease or other disposition of all or substantially all of our and our subsidiaries' assets, taken as a whole, in each case, pursuant to which our common stock would be converted into reference property (as defined below) in a transaction described in "—Change in the Conversion Rights Upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events," you will have the right to convert all or a portion of your notes at any time beginning on the effective date of such transaction or event until the earlier of (x) 35 trading days after the actual effective date of such transaction or event, or if such transaction or event also constitutes a fundamental change, until the related fundamental change repurchase date and (y) the second scheduled trading day immediately preceding the maturity date. We will notify you, the trustee and the conversion agent (if other than the trustee) of the effective date of any fundamental change no later than one business day after such effective date. If you convert your notes in connection with a fundamental change that is a make-whole fundamental change, we will, under certain circumstances, increase the applicable conversion rate by a number of additional shares, as described under "—Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change."

              If you have submitted all or a portion of your notes for repurchase, unless you have validly withdrawn such notes in a timely fashion, your conversion rights with respect to the notes so subject to repurchase will expire at the close of business on the business day immediately preceding the fundamental change repurchase date, unless we default in the payment of the fundamental change repurchase price. If you have submitted any notes for repurchase, such notes may be converted only if you submit a valid withdrawal notice, and, if the notes submitted are evidenced by a global note, you comply with appropriate DTC procedures.

    Conversion Upon Satisfaction of Trading Price Condition

              Prior to the close of business on the business day immediately preceding July 15, 2024, you may convert all or a portion of your notes during the five business day period following any five consecutive trading day period (the "measurement period") in which the "trading price" per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the closing sale price of our common stock and the applicable conversion rate on such trading day.

              The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of notes obtained by the bid solicitation agent for $5,000,000 principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose, which may include one of the underwriters, provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, then that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the notes from a nationally recognized securities dealer, or, in its reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then, for purposes of the trading price condition only, the trading price of the notes will be deemed to be less than 98% of the product of the closing sale price of our common stock and the applicable conversion rate on such trading day. If (x) we are not acting as bid solicitation agent, and we do not instruct the bid solicitation agent to obtain bids when required (as described below), or if we so instruct the bid solicitation agent but the bid solicitation agent fails to carry out such instruction, or (y) we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the trading price per $1,000 principal amount of the notes will be deemed to be less than 98% of the product of the closing sale price of our common stock and the applicable conversion rate on each day the bid solicitation agent or we, as applicable, fail to do so.

              The bid solicitation agent (if other than us) shall have no obligation to determine the trading price per $1,000 principal amount of notes unless we have requested such determination; and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless and until a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the closing sale price of our common stock and the conversion rate and such holder requests that we request that the bid solicitation agent determine or, if we are acting as bid solicitation agent, requests that we determine, the trading price of the notes. At such time, we shall instruct the bid solicitation agent (if other than us) to determine or, if we are acting as bid solicitation agent, we shall determine, the trading price of the notes for each trading day beginning on the next trading day and on each successive trading day until a trading day occurs on which the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the closing sale price of our common stock and the applicable conversion rate on such trading day. At such time as we direct the bid solicitation agent in writing to solicit bid quotations, we will provide the bid solicitation agent with the names and contact details of the three independent nationally recognized securities dealers we select, and we will direct those securities dealers to provide bids to the bid solicitation agent. If the trading price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee). If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the closing sale price of our common stock and the conversion rate for such date, we will so promptly notify the holders, the trustee and the conversion agent (if other than the trustee).

              We will initially act as the bid solicitation agent. We may, however, appoint another person as the bid solicitation agent (including any of our affiliates) without prior notice to the holders of the notes.

    Conversions on or after July 15, 2024

              On or after July 15, 2024 until the close of business on the second scheduled trading day immediately preceding the maturity date, you may, at your option, convert all or any portion of your notes, in multiples of $1,000 principal amount, at any time, regardless of the foregoing circumstances.

    Conversion Procedures

    Procedures to be Followed by a Holder

              If you hold a beneficial interest in a global note, to convert you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC's procedures if you wish to exercise your conversion rights.

              If you hold a certificated note, to convert you must:

  •
  complete and manually sign the conversion notice on the back of the notes or a facsimile of the conversion notice;

  •
  deliver the completed conversion notice, which is irrevocable, and the notes to be converted to the conversion agent;

  •
  if required, furnish appropriate endorsements and transfer documents;

  •
  if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled; and

  •
  if required, pay all transfer or similar taxes, if any.

              The conversion date will be the date on which you have satisfied all of the foregoing requirements. The notes will be deemed to have been converted immediately prior to the close of business on the conversion date.

              We will pay any taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, except that you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own. Certificates representing common stock will be issued and delivered only after all applicable taxes and duties, if any, payable by you have been paid in full.

              If you have already delivered a repurchase notice as described under "—Fundamental Change Put" with respect to a note, you may not surrender that note for conversion until you have validly withdrawn the repurchase notice in accordance with the indenture, except as to a portion of your note that is not subject to such repurchase notice.

    Settlement Upon Conversion

              Upon conversion, we may choose to pay or deliver, as the case may be:

  •
  cash ("cash settlement");

  •
  shares of our common stock ("physical settlement"); or

  •
  a combination of cash and shares of our common stock ("combination settlement"), as described below.

              We refer to each of these settlement methods as a "settlement method."

              All conversions occurring on or after July 15, 2024 will be settled using the same settlement method and the same relative proportion of cash and/or shares of our common stock as all other conversions occurring on or after July 15, 2024. If we elect a settlement method for conversions occurring on or after July 15, 2024, we will inform holders and the trustee and the conversion agent (if other than the trustee) of the settlement method we have selected no later than July 15, 2024.

              With respect to conversions occurring prior to July 15, 2024, we will use the same settlement method (including the same relative proportion of cash and/or shares of our common stock) for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates. That is, we may choose for notes converted on one conversion date to settle conversions in physical settlement, and choose for notes converted on another conversion date cash settlement or combination settlement. If we elect a settlement method, we will inform holders so converting and the trustee and the conversion agent (if other than the trustee) of the settlement method we have selected no later than the close of business on the second trading day immediately following the related conversion date.

              If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement with respect to that conversion date, and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement, but we do not timely notify the conversion agent of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount with respect to that conversion date will be deemed to be $1,000.

              It is our current intent and policy to settle all conversions through combination settlement with a specified dollar amount of $1,000.

              The settlement amount will be computed as follows:

  •
  if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of our common stock equal to the conversion rate (plus cash in lieu of any fractional share of our common stock issuable upon conversion);

  •
  if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values (as defined below) for each of the 30 consecutive VWAP trading days (as defined below) during the relevant observation period (as defined below); and

  •
  if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a "settlement amount" equal to the sum of the daily settlement amounts (as defined below) for each of the 30 consecutive VWAP trading days during the relevant observation period (plus cash in lieu of any fractional share of our common stock issuable upon conversion).

              If more than one note is surrendered for conversion at any one time by the same holder, the conversion obligation with respect to such notes shall be computed on the basis of the aggregate principal amount of the notes (or specified portions thereof to the extent permitted by the indenture) surrendered.

              The "daily settlement amount," for each of the 30 consecutive VWAP trading days during the relevant observation period, shall consist of:

  •
  cash equal to the lesser of (1) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified (or deemed specified) by us in the notice specifying our chosen settlement method (the "specified dollar amount"), divided by 30 (such quotient, the "daily measurement value") and (2) the daily conversion value on such VWAP trading day; and

  •
  if the daily conversion value exceeds the daily measurement value, a number of shares of our common stock equal to (1) the difference between the daily conversion value and the daily measurement value, divided by (2) the daily VWAP for such VWAP trading day.

              The "daily conversion value" means, for each of the 30 consecutive VWAP trading days during the applicable observation period, 1/30th of the product of:

  •
  the conversion rate in effect on that VWAP trading day; and

  •
  the daily VWAP of our common stock on that VWAP trading day.

              The "daily VWAP" means, for each of the 30 consecutive VWAP trading days during the applicable observation period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "EXAS <equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such VWAP trading day reasonably determined, using a volume weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The "daily VWAP" will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

              The "observation period" with respect to any note surrendered for conversion means:

  •
  if the relevant conversion date occurs prior to July 15, 2024, the 30 consecutive VWAP trading day period beginning on, and including, the second VWAP trading day immediately succeeding such conversion date; and

  •
  if the relevant conversion date occurs on or after July 15, 2024, the 30 consecutive VWAP trading day period beginning on, and including, the 32nd scheduled trading day immediately preceding the maturity date.

              "VWAP trading day" means a day on which:

  •
  there is no market disruption event; and

  •
  trading in our common stock generally occurs on the relevant stock exchange.

              If our common stock is not so listed or admitted for trading on any relevant stock exchange, "VWAP trading day" means a "business day."

              "Market disruption event" means:

  •
  a failure by the relevant stock exchange to open for trading during its regular trading session; or

  •
  the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise)

    in our common stock or in any options contracts or futures contracts relating to our common stock.

              Except as described under "—Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change" and "—Change in the Conversion Rights Upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events," we will deliver the consideration due in respect of conversion as follows:

  •
  if we elect physical settlement, (x) with respect to conversions occurring prior to the final regular record date preceding the maturity date, the third business day immediately following the relevant conversion date and (y) with respect to conversions occurring on or after the final regular record date preceding the maturity date, on the maturity date; or

  •
  if we elect cash settlement or combination settlement, the third business day immediately following the last VWAP trading day of the relevant observation period.

              We will deliver cash in lieu of any fractional share of common stock issuable upon conversion based on:

  •
  the daily VWAP on the relevant conversion date, in the case of physical settlement; or

  •
  the daily VWAP on the last VWAP trading day of the relevant observation period, in the case of combination settlement.

              Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the applicable conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will be treated as the holder of record of such shares as of the close of business on the conversion date, in the case of physical settlement, or the last VWAP trading day of the relevant observation period, in the case of combination settlement.

    Conversion Rate Adjustments

              We will adjust the conversion rate for the following events. However, we will not make any adjustments to the conversion rate if as a result of holding the notes you will otherwise participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock in any of the transactions described below without having to convert their notes as if you held a number of shares of our common stock equal to the applicable conversion rate for each $1,000 principal amount of notes held by you (calculated on an aggregate basis per holder).

              (1)   If we issue shares of our common stock to all or substantially all holders of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

where,
CR	=
the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;
CR0	=
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution or the effective date of such share split or share combination, as the case may be;
0S0	=
the number of shares of our common stock outstanding immediately prior to the open of business on the ex-dividend date for such dividend or distribution or the effective date of such share split or share combination, as the case may be; and
OS	=	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, share split or share combination, as the case may be.

              Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

              "Effective date" means the first date on which the shares of our common stock trade on the relevant stock exchange, regular way, reflecting the relevant share split or share combination, as applicable.

              (2)   If we issue to all or substantially all holders of our common stock any rights, options or warrants (other than pursuant to a stockholders rights plan) entitling them to purchase, for a period of 45 calendar days or less from the announcement date for such distribution, shares of our common stock at a price per share that is less than the average of the closing sale prices of our common stock for the ten consecutive trading day period ending on, and including, the trading day immediately preceding the announcement date for such issuance, the conversion rate will be increased based on the following formula:

where,
CR	=	conversion rate in effect immediately after the open of business on the ex-dividend date for such issuance;
CR0	=	the conversion rate in effect immediately prior to the open of business on such ex-dividend date for such issuance;
0S0	=	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date for such issuance;
X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y	=
the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the closing sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such issuance.

              Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of our common stock are not delivered upon exercise of such rights, options or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, or if such rights, options or warrants are not so exercised prior to their expiration, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

              In determining whether any rights, options or warrants entitle the holders of our common stock to subscribe for or purchase shares of our common stock at less than such average of the closing sale prices for the ten consecutive trading day period ending on, and including, the trading day immediately preceding the announcement date for such issuance, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration (if other than cash) to be determined by our board of directors or a committee thereof.

              (3)   If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

  •
  dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

  •
  rights issued under a stockholders rights plan;

  •
  dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply;

  •
  distributions of reference property in a transaction described in "—Change in the Conversion Rights Upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events"; and

  •
  spin-offs described below in the second paragraph of this clause (3),

then the conversion rate will be increased based on the following formula:

where,
CR	=	conversion rate in effect immediately after the open of business on the ex-dividend date for such distribution;
CR0	=	the conversion rate in effect immediately prior to the open of business on such ex-dividend date for such distribution;
SP0	=
the average of the closing sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and
FMV	=
the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

              Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared.

              Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

              With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit that are, or, when issued will be, listed or admitted for trading on a U.S. national securities exchange, which is referred to in this prospectus supplement as a "spin-off," the conversion rate will be increased based on the following formula:

where,
CR	=	conversion rate in effect immediately after the open of business on the ex-dividend date for the spin-off;
CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for the spin-off;
FMV	=
the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading day period immediately following, and including, the ex-dividend date of the spin-off (such period, the "valuation period"); and
MP0	=	the average of the closing sale prices of our common stock over the valuation period.

              Any adjustment to the conversion rate under the preceding paragraph of this clause (3) will be made immediately after the open of business on the day after the last day of the valuation period, but will be given effect as of the open of business on the ex-dividend date for the spin-off. Because we will make the adjustment to the conversion rate at the end of the valuation period with retroactive effect, notwithstanding anything to the contrary, (i) if the settlement date for a note whose conversion is to be settled pursuant to cash settlement or combination settlement occurs on or before the last trading day in the valuation period for any spin-off and any VWAP trading day in the observation period for such conversion occurs on any trading day within such valuation period, then, solely for purposes of determining the consideration due in respect of such conversion, such valuation period will be deemed to be the period from, and including, the ex-dividend date for such spin-off to, and including, the last VWAP trading day in such observation period (or, if such VWAP trading day is not a trading day, the immediately preceding trading day); and (ii) if the settlement date for a note whose conversion is to be settled pursuant to physical settlement occurs on or before the last trading day in the valuation period for a spin-off and the conversion date for such conversion occurs on any trading day within such valuation period, then, solely for purposes of determining the consideration due in respect of such conversion, such valuation period will be deemed to be the period from, and including, the ex-dividend date for such spin-off to, and including, such conversion date (or, if such conversion date is not a trading day, the immediately preceding trading day).

              (4)   If we pay any cash dividends or distributions paid exclusively in cash to all or substantially all holders of our common stock (other than dividends or distributions made in connection with our liquidation, dissolution or winding-up or upon a merger, consolidation or sale, lease, transfer, conveyance or other disposition resulting in a change in the conversion consideration as described under "—Change in the Conversion Rights Upon Certain Reclassifications, Business Combinations,

Asset Sales and Corporate Events"), the conversion rate will be increased based on the following formula:

where,
CR	=	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;
CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;
SP0	=
the average of the closing sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such dividend or distribution (or, if we declare such dividend or distribution less than 11 trading days prior to such ex-dividend date, 10 shall be replaced with a smaller number of trading days that will have occurred after, and not including, such declaration date and prior to, but not including, such ex-dividend date); and
C	=	the amount in cash per share we distribute to holders of our common stock

              Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received as if such holder owned a number of shares of our common stock equal to the conversion rate in effect on the ex-dividend date for such cash dividend or distribution. To the extent such dividend or distribution is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

              Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such cash dividend or distribution.

              (5)   If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the "expiration date"), the conversion rate will be increased based on the following formula:

where,
CR	=	the conversion rate in effect immediately after the close of business on the trading day immediately following the expiration date;
CR0	=	the conversion rate in effect immediately prior to the close of business on the trading day immediately following the expiration date;
AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;
SP	=
the average of the closing sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date (the "averaging period");
OS	=	the number of shares of our common stock outstanding immediately after the close of business on the expiration date (after giving effect to such tender offer or exchange offer); and
OS0	=	the number of shares of our common stock outstanding immediately prior to the close of business on the expiration date (prior to giving effect to such tender offer or exchange offer).

              Any adjustment to the conversion rate under this clause (5) will be made immediately prior to the open of business on the day following the last day of the averaging period, but will be given effect as of the open of business on the trading day immediately following the expiration date. Because we will make the adjustment to the conversion rate at the end of the averaging period with retroactive effect, notwithstanding anything to the contrary, (i) if the settlement date for a note whose conversion is to be settled pursuant to cash settlement or combination settlement occurs on or before the last trading day in the averaging period for such tender or exchange offer and any VWAP trading day in the observation period for such conversion occurs on any trading day within such averaging period, then, solely for purposes of determining the consideration due in respect of such conversion, such averaging period will be deemed to be the period from, and including, the trading day immediately after the expiration date for such tender or exchange offer to, and including, the last VWAP trading day in such observation period (or, if such VWAP trading day is not a trading day, the immediately preceding trading day); and (ii) if the settlement date for a note whose conversion is to be settled pursuant to physical settlement occurs on or before the last trading day in the averaging period for such tender or exchange offer and the conversion date for such conversion occurs on any trading day within such averaging period, then, solely for purposes of determining the consideration due in respect of such conversion, such averaging period will be deemed to be the period from, and including, the trading day immediately after the expiration date to, and including, such conversion date (or, if such conversion date is not a trading day, the immediately preceding trading day).

              To the extent that any stockholder's rights plan adopted by us is in effect upon conversion of the notes, you will receive, in addition to any common stock due upon conversion, the rights under the applicable rights agreement. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described above in clause (3), subject to readjustment in the event of the expiration, termination or redemption of such rights. For the avoidance of doubt, any issuance of stockholder rights (including pursuant to a stockholder rights plan adopted after the date of initial issuance of the initial notes) will not cause an adjustment of the conversion rate unless and until such stockholder rights have separated from the common stock.

              Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under "—Settlement Upon Conversion" based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

              Notwithstanding the foregoing, if a holder converts a note, combination settlement is applicable to such note and the daily settlement amount for any VWAP trading day during the observation period applicable to such note:

  •
  is calculated based on a conversion rate adjusted on account of any event described in clauses (1) through (5) above; and

  •
  includes any shares of our common stock that entitle their holder to participate in such event;

then, notwithstanding the foregoing conversion rate adjustment provisions, such conversion rate adjustment will not be made for such converting holder for such trading day. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

              If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

  •
  we will not adjust the conversion rate pursuant to the clauses above until the earliest of these triggering events occurs; and

  •
  we will readjust the conversion rate to the extent any of these rights, options or warrants are not exercised before they expire;

provided that the rights, options or warrants trade together with our common stock and will be issued in respect of future issuances of the shares of our common stock.

              To the extent permitted by applicable law and subject to the applicable rules of the NASDAQ Capital Market, we (a) are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if we determine that such increase would be in our best interest and (b) may also (but are not required to) increase the conversion rate of the notes to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

              If we adjust the conversion rate pursuant to the above provisions, we will deliver a notice to the trustee, conversion agent (if other than the trustee) and record holders of the notes containing the relevant information.

              Except as described above and under "—Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change" below, the conversion rate will not be adjusted. Without limiting the foregoing, the conversion rate will not be adjusted:

  •
  except as described above, upon the sale of shares of our common stock for a purchase price that is less than the market price per share of our common stock or less than the conversion price;

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

  •
  upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the initial notes were first issued;

  •
  for the repurchase of any shares of our common stock that is not a tender offer or exchange offer of the nature described in clause (5) above, including, but not limited to, pursuant to an open-market share repurchase program, a structured or derivative transaction or other buyback transaction;

  •
  solely for a change in the par value of the common stock; or

  •
  for accrued and unpaid interest, if any.

              In the event of a taxable distribution to holders of our common stock which results in an adjustment of the conversion rate, a holder of the notes may, in certain circumstances (such as a distribution of a cash dividend), be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of our common stock. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see "Material U.S. Federal Income Tax Considerations."

              We will not adjust the conversion rate pursuant to the clauses above unless the adjustment would result in a change of at least 1% in the then-effective conversion rate. However, we will carry forward any adjustment that we would otherwise have to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made with respect to the notes (i) in connection with any subsequent adjustment to the conversion rate of at least 1% and (ii)(a) on each trading day of any observation period related to the conversion of the notes (in the case of cash settlement or combination settlement) or (b) on the conversion date for any notes (in the case of physical settlement).

              Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

    Change in the Conversion Rights Upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events

              If we:

  •
  reclassify or change our common stock (other than changes in par value or from no par value resulting from a subdivision or combination), or

  •
  consolidate or merge with or into or enter into a binding share exchange with any person or sell, lease, transfer, convey or otherwise dispose of all or substantially all of our property and assets and the property and assets of our subsidiaries taken as a whole to another person, and, in either case, holders of our common stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for their common stock, then from and after the effective date of such transaction, the right to convert each outstanding $1,000 principal amount of notes based on our common stock will, without the consent of any holders of the notes, be changed into a right to convert each such note based on the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) (the "reference property") that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have been entitled to receive upon such transaction. We or the successor or purchasing corporation, as the case may be, will execute with the trustee, without the consent of the holders, a supplemental indenture providing that, at and after the effective date of the transaction, the right to convert each outstanding $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of reference property that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have been entitled to receive upon such transaction. If the transaction causes our common stock to be converted into or exchanged for the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will become convertible will be deemed to be based on the weighted average of the kind and amount of consideration actually received by holders of a majority of our common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock. In all cases the provisions above under "—Settlement Upon Conversion" relating to the satisfaction of our conversion obligation shall continue to apply with respect to the calculation of the consideration due upon conversion, with the daily conversion value, daily settlement amount and the daily VWAPs determined based on a unit of reference property that a holder of one share of our common stock would have received in such transaction; provided, however, that if the holders of our common stock receive only cash in such transaction, the consideration due upon conversion shall equal the conversion rate in effect on the conversion date, multiplied by the price paid per share of common stock in such transaction, and settlement of any conversion thereafter will occur on the third business day following the applicable conversion date. We may not become a party to any such transaction unless its terms are consistent with the foregoing.

    Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change

              If the "effective date" (as defined below) of a "fundamental change" (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a "make-whole fundamental change") occurs prior to the maturity date of the notes and a holder elects to convert its notes in connection with such make-whole fundamental change, we will increase the conversion rate as described below. The number of additional shares by which the conversion is increased (the "additional shares") will be determined by reference to the table below, based on the date on which the make-whole fundamental change becomes effective (the "effective date") and the price (the "stock price") paid (or deemed paid) per share for our common stock in such make-whole fundamental change. If holders of our common stock receive only cash in such transaction, the price paid (or deemed paid) per share will be the cash amount paid per share. Otherwise, the price paid (or deemed paid) per share will be the average of the closing sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of such make-whole fundamental change.

              We will notify you, the trustee and conversion agent (if other than the trustee) of the effective date of any make-whole fundamental change no later than one business day after such effective date.

              A conversion of the notes by a holder will be deemed for these purposes to be "in connection with" a make-whole fundamental change if the conversion notice is received by the conversion agent on or after the effective date of the make-whole fundamental change but before the close of business on the second business day immediately preceding the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change) as specified in the repurchase notice described under "—Fundamental Change Put."

              The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate of the notes is adjusted as described above under "—Conversion Rate Adjustments." The stock prices set forth in the first row of the table below (i.e., the column headers) will be simultaneously adjusted to equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment and the denominator of which is the conversion rate as so adjusted.

              The following table sets forth the number of additional shares per $1,000 principal amount of notes by which the conversion rate shall be increased upon conversion in connection with a make-whole fundamental change:

	Stock Price
Effective date	$55.06	$60.00	$67.00	$75.43	$85.00	$100.00	$120.00	$140.00	$160.00	$180.00	$200.00	$250.00	$325.00
January 17, 2018	4.9051	4.1763	3.3763	2.6660	2.0835	1.4688	0.9716	0.6716	0.4791	0.3496	0.2589	0.1254	0.0104
January 15, 2019	4.9051	4.1495	3.3207	2.5906	1.9978	1.3808	0.8918	0.6036	0.4226	0.3033	0.2214	0.1039	0.0089
January 15, 2020	4.9051	4.1235	3.2579	2.5027	1.8969	1.2776	0.7997	0.5264	0.3598	0.2528	0.1811	0.0816	0.0069
January 15, 2021	4.9051	4.0745	3.1643	2.3798	1.7612	1.1440	0.6853	0.4342	0.2873	0.1963	0.1372	0.0587	0.0049
January 15, 2022	4.9051	3.9833	3.0172	2.1989	1.5693	0.9648	0.5410	0.3244	0.2053	0.1354	0.0920	0.0370	0.0030
January 15, 2023	4.9051	3.8285	2.7825	1.9210	1.2865	0.7184	0.3613	0.1997	0.1196	0.0762	0.0505	0.0193	0.0014
January 15, 2024	4.9051	3.5832	2.3855	1.4513	0.8351	0.3767	0.1553	0.0776	0.0451	0.0288	0.0194	0.0074	0.0005
January 15, 2025	4.9051	3.4097	1.6685	0.0004	—	—	—	—	—	—	—	—	—

              The exact stock price and effective date may not be set forth in the table above, in which case, if the stock price is:

  •
  between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates based on a 360-day year;

  •
  greater than $325.00 per share (subject to adjustment in the same manner and at the same time as the stock prices in the table above), we will not increase the conversion rate;

  •
  less than $55.06 per share (subject to adjustment in the same manner and at the same time as the stock prices in the table above), we will not increase the conversion rate.

              Notwithstanding the foregoing, in no event will the total number of shares of our common stock issuable upon conversion exceed 18.1620 shares per $1,000 principal amount of notes, subject to adjustment in the same manner and at the same time as the conversion rate.

              Our obligation to increase the conversion rate for notes converted in connection with a fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

              In the event of a conversion of notes in connection with a make-whole fundamental change that results in an adjustment of the conversion rate, a holder of notes may be deemed to have received a distribution subject to U.S. federal income tax as a dividend. See "Material U.S. Federal Income Tax Considerations."

Adjustments of Prices

              Whenever any provision of the indenture requires us to calculate the closing sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over, or based on, a span of multiple days (including an observation period and the "stock price" for purposes of a make-whole fundamental change), we will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during the period when the closing sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

              For the avoidance of doubt, the adjustments made pursuant to the foregoing paragraph will be made, solely to the extent we determine in our good faith judgment that any such adjustment is necessary, without duplication of any adjustment made pursuant to the provision set forth under "—Conversion Rate Adjustments."

Fundamental Change Put

              If a fundamental change (as defined below) occurs at any time prior to the maturity of the notes, you will have the right to require us to repurchase on the fundamental change repurchase date, at the fundamental change repurchase price described below, all or part of your notes for which you have properly delivered and not withdrawn a written repurchase notice. The notes submitted for repurchase must be $1,000 in principal amount or whole multiples of $1,000 in excess thereof.

              The fundamental change repurchase price will be payable in cash and will equal 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a record date and on or prior to the corresponding interest payment date, the full amount of interest due will be paid on the interest payment date to the holder of record on the record date and the fundamental change repurchase price will be equal to 100% of the principal amount of notes to be repurchased.

              A "fundamental change" will be deemed to have occurred when any of the following has occurred:

  (1)
  a "person" or "group," other than us and our wholly owned subsidiaries files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the "beneficial owner" (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our capital stock that is at the time entitled to vote by the holder thereof in the election of our board of directors (or comparable body);

  (2)
  the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets (or any combination thereof); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries; provided, however, that neither (a) a transaction described in clause (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction nor (b) any reorganization or merger of us solely for the purpose of changing our jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity shall be a fundamental change pursuant to this clause (2);

  (3)
  the adoption of a plan relating to our liquidation or dissolution; or

  (4)
  our common stock or other shares of capital stock or reference property into which the notes are convertible is neither listed for trading on The New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors).

              Notwithstanding the foregoing, any transaction or event described above will not constitute a fundamental change if, in connection with such transaction or event, or as a result therefrom, a transaction described in clause (1) or (2) above occurs and at least 90% of the consideration paid for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) consists of shares of common stock traded on any of the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction, the notes become convertible into a combination of cash (in respect of an amount up to, and including, the principal portion of such notes) and reference property comprised of such consideration as described under "—Conversion Rate Adjustments—Change in the Conversion Rights Upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events" above.

              On or before the tenth business day after the occurrence of a fundamental change, we will provide to all record holders of the notes on the date of the fundamental change at their addresses shown in the register of the registrar and to beneficial owners to the extent required by applicable law, the trustee and the paying agent appointed in connection with the fundamental change, a written notice of the occurrence of the fundamental change and the resulting repurchase right. Such notice shall state, among other things, the event causing the fundamental change and the procedures you must follow to require us to repurchase your notes.

              The fundamental change repurchase date will be a date specified by us in the notice of a fundamental change that is not less than 20 nor more than 35 business days after the date of the notice of a fundamental change. The fundamental change repurchase date shall be subject to postponement in order to allow us to comply with applicable law as a result of changes to such applicable law occurring after the date of the indenture.

              To exercise your repurchase right, you must deliver, prior to the close of business on the business day immediately preceding the fundamental change repurchase date, a written notice to the paying agent of your exercise of your repurchase right (together with the notes to be repurchased, if certificated notes have been issued). The repurchase notice must state:

  •
  the portion of the principal amount of the notes to be repurchased, which must be $1,000 or whole multiples of $1,000 in excess thereof; and

  •
  that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

              In addition, if you hold a beneficial interest in a global note, your repurchase notice must comply with appropriate DTC procedures and if you hold certificated notes, your repurchase notice must identify the relevant notes certificate numbers.

              You may withdraw your repurchase notice at any time prior to the close of business on the business day immediately preceding the fundamental change repurchase date by delivering a written notice of withdrawal to the paying agent. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the notes listed in the repurchase notice. The withdrawal notice must state:

  •
  the principal amount of the withdrawn notes (which must be $1,000 or an integral multiple thereof); and

  •
  the principal amount, if any (which must be $1,000 or an integral multiple thereof), which remains subject to the repurchase notice.

              In addition, if you hold a beneficial interest in a global note, your withdrawal notice must comply with appropriate DTC procedures and if you hold certificated notes, your withdrawal notice must identify the certificate numbers of the withdrawn notes.

              Payment of the fundamental change repurchase price for notes for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the notes, together with necessary endorsements, to the paying agent, as the case may be. Payment of the fundamental change repurchase price for the notes will be made promptly following the later of the fundamental change repurchase date and the time of book-entry transfer or delivery of the notes, as the case may be.

              If the paying agent holds on the fundamental change repurchase date cash sufficient to pay the fundamental change repurchase price of the notes that holders have elected to require us to repurchase, then, as of the fundamental change repurchase date:

  •
  the notes will cease to be outstanding and interest will cease to accrue, whether or not book-entry transfer of the notes has been made or the notes have been delivered to the paying agent, as the case may be; and

  •
  all other rights of the holders of notes will terminate, other than the right to receive the fundamental change repurchase price upon delivery or transfer of the notes.

              In connection with any repurchase, we will, to the extent applicable:

  •
  comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the notes;

  •
  file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the notes; and

  •
  comply with all other federal and state securities laws in connection with any offer by us to repurchase the notes.

              No notes may be repurchased at your option upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the fundamental change repurchase date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

              Notwithstanding the foregoing, we will not be required to purchase, or to make an offer to purchase, the notes upon a fundamental change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above and such third party purchases all notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above.

              Notwithstanding the foregoing, we will not be required to give such notice or repurchase the notes as described above upon a fundamental change pursuant to clause (2) of the definition thereof if (1) such fundamental change results in the notes becoming convertible (pursuant to the provisions described above under "—Change in the Conversion Rights Upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events") into an amount of cash per note greater than the fundamental change purchase price (assuming the maximum amount of accrued interest would be payable based on the latest possible fundamental change repurchase date) and (2) we provide timely notice of the holders' right to convert their notes based on such fundamental change as described above under "—Conversion Rights—Conversion Upon Specified Corporate Transactions."

              The definition of "fundamental change" includes a phrase relating to the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of our assets and those of our subsidiaries taken as a whole. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and those of our subsidiaries taken as a whole to another person or group may be uncertain.

              We may be unable to repurchase your notes in cash upon a fundamental change. Our ability to repurchase the notes with cash in the future may be limited by the terms of our then-existing borrowing agreements or otherwise. In addition, the occurrence of a fundamental change could cause an event of default under the terms of our then-existing borrowing agreements. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the fundamental change repurchase price in cash.

              This fundamental change repurchase right could discourage a potential acquirer of the Company. However, this fundamental change repurchase feature is not the result of management's knowledge of any specific effort to obtain control of us by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions.

              Our obligation to repurchase the notes upon a fundamental change would not necessarily afford you protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders. We also could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change but would increase the amount of our (or our subsidiaries') outstanding debt. The incurrence of significant amounts of additional debt could adversely affect our ability to service our then existing debt, including the notes.

Consolidation, Merger and Sale of Assets

              The indenture provides that we may not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the property and assets of the Company and its subsidiaries taken as a whole to another person, unless:

  •
  either (a) we are the continuing corporation or (b) the resulting, surviving or transferee person (if other than us) is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person assumes, by a supplemental indenture, all of our obligations under the notes and the indenture;

  •
  immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

  •
  we have delivered to the trustee certain certificates and opinions of counsel to the extent required by the indenture.

              In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the continuing corporation, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of, the Company, and the Company shall be discharged from its obligations, under the notes and the indenture, except in the case of a lease.

              This covenant includes a phrase relating to the sale, conveyance, transfer, lease and other disposition of "all or substantially all" of the property and assets of the Company and its subsidiaries. There is no precise, established definition of the phrase "all or substantially all" under applicable law. Accordingly, whether a sale, conveyance, transfer, lease or other disposition of less than all of the property and assets of the Company and its subsidiaries constitutes a sale or other disposition of "all or substantially all" may be uncertain.

              An assumption by any person of the Company's obligations under the notes and the indenture might be deemed for U.S. federal income tax purposes to be a taxable exchange of the notes for new notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Events of Default; Notice and Waiver

              The following will be events of default under the indenture:

  •
  we fail to pay any interest on the notes when due and such failure continues for a period of 30 calendar days;

  •
  we fail to pay principal of the notes when due at maturity, or we fail to pay the fundamental change repurchase price payable, in respect of any notes when due;

  •
  we fail to comply with our obligation to convert any notes in accordance with the indenture, and such failure continues for five business days following the scheduled settlement date for such conversion;

  •
  we fail to comply with the covenant set forth above under "—Consolidation, Merger and Sale of Assets;"

  •
  we fail to provide notice of any transaction described above under "—Conversion Rights—Conversion Upon Specified Corporate Transactions";

  •
  we fail to provide notice of a fundamental change when due as required by the indenture;

  •
  we fail to perform or observe any other term, covenant or agreement in the notes or the indenture for a period of 60 consecutive calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding;

  •
  a failure to pay when due (whether at stated maturity or otherwise), or a default that results in the acceleration of maturity, of any indebtedness for borrowed money of the Company or any of its subsidiaries in an aggregate amount in excess of $50.0 million (or its foreign currency equivalent), unless such indebtedness is paid or discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding;

  •
  a final judgment for the payment in excess of $50.0 million (excluding any amounts covered by insurance) rendered against the Company or any of its subsidiaries, which judgment is not paid, discharged, bonded, waived or stayed within 60 calendar days after (i) the date on which the right to appeal or petition for review thereof has expired if no such appeal or review has commenced, or (ii) the date on which all rights to appeal or petition for review have been extinguished; or

  •
  certain events involving our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries (as defined below).

              A "significant subsidiary" is a subsidiary that is a "significant subsidiary" as defined under Rule 1-02(w) of Regulation S-X; provided that, in the case of a subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such subsidiary shall not be deemed to be a significant subsidiary unless the subsidiary's income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year prior to the date of such determination exceeds $25,000,000.

              We are required to notify the trustee promptly upon becoming aware (and in no event later than 10 calendar days after we become aware) of the occurrence of any default or event of default under the indenture known to us. The trustee is required within 90 calendar days of obtaining actual knowledge of the occurrence of any event of default to give to the registered holders of the notes notice of the occurrence and continuation of an event of default known to it. However, the trustee may withhold notice to the holders of the notes of any events of default, except events of default in payment of principal or interest on the notes or defaults in the failure to deliver the consideration due upon conversion, if the trustee, in good faith, determines that the withholding of such notice is in the interests of the holders. We are also required to deliver to the trustee, on or before a date not more than 120 calendar days after the end of each fiscal year, a written statement as to compliance with the indenture, including whether or not any default has occurred.

              If an event of default specified in the last bullet point listed above occurs and continues with respect to us (and not involving solely one or more of our significant subsidiaries), the principal amount of the notes and accrued and unpaid interest on the outstanding notes will automatically become due and payable. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes, by written notice to us, may declare the principal amount of the notes and accrued and unpaid interest on the outstanding notes to be due and payable. Thereupon, the trustee may, in its discretion, proceed to protect and enforce the rights of the holders of the notes by appropriate judicial proceedings.

              After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the notes outstanding, by written notice to us and the trustee, may rescind and annul such declaration if:

  •
  we have paid (or deposited with the trustee a sum sufficient to pay) (1) all overdue interest on all notes; (2) the principal amount of any notes that have become due otherwise than by such declaration of acceleration; (3) to the extent that payment of such interest is lawful, interest upon overdue interest; and (4) all sums paid or advanced by the trustee under the indenture and the compensation and reasonable expenses, disbursements and advances of the trustee, its agents and counsel; and

  •
  all events of default, other than the non-payment of the principal amount and any accrued and unpaid interest that have become due solely by such declaration of acceleration or the failure to deliver consideration upon conversion, have been cured or waived.

              The holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee or the exercise of any other right or power conferred on the trustee, subject to limitations specified in the indenture.

              If any portion of the amount payable on the notes upon such acceleration thereof as described above is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

              No holder of the notes may pursue any remedy under the indenture, except in the case of a default in the payment of principal or interest on the notes or settlement of our conversion obligation, unless:

  •
  the holder has given the trustee written notice of an event of default;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding notes have made a written request to the trustee to pursue the remedy, and offer security or indemnity against any costs, liability or expense of the trustee satisfactory to the trustee;

  •
  the trustee fails to comply with the request within 60 calendar days after receipt of the request and offer of indemnity; and

  •
  the trustee has not received an inconsistent direction from the holders of a majority in aggregate principal amount of the outstanding notes.

              Notwithstanding the foregoing, the indenture provides, if we so elect, that the sole remedy for an event of default relating to our failure to comply with the reporting obligations in the indenture, which are described below under the caption "—Reports" below, will, at our option, for the 365 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at an annual rate equal to:

  •
  0.25% of the outstanding principal amount of the notes from the first date of the occurrence of such event of default to, but not including, the 180th day thereafter (or such earlier date on which the event of default relating to the reporting obligations shall have been cured or waived); and

  •
  0.50% of the outstanding principal amount of the notes from the 180th day after the first date of such occurrence of such event of default to the 365th day thereafter (or such earlier date on which the event of default relating to the reporting obligations shall have been cured or waived).

              The additional interest pursuant to the foregoing provisions will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the notes. The additional interest will accrue on all outstanding notes from and including the date on which an event of default relating to a failure to comply with the reporting obligations in the indenture first occurs to, but not including, the 366th day thereafter (or such earlier date on which the event of default relating to the reporting obligations shall have been cured or waived). On such 366th day (or earlier, if the event of default relating to the reporting obligations is cured or waived prior to such 366th day), if such event of default is continuing, such additional interest will cease to accrue and the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest upon an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above. In no event shall additional interest payable pursuant to the foregoing election accrue at a rate per year in excess of the applicable rate specified in the preceding paragraph, regardless of the number of events or circumstances giving rise to requirements to pay such additional interest pursuant to this paragraph.

    Waiver

              The holders of a majority in aggregate principal amount of the notes outstanding may, on behalf of the holders of all the notes, waive any existing and past default or event of default under the indenture and its consequences, except:

  •
  our failure to pay principal of or interest on any notes when due;

  •
  our failure to convert any notes into cash and, if applicable, common stock as required by the indenture;

  •
  our failure to pay the fundamental change repurchase price on the fundamental change repurchase date in connection with a holder exercising its repurchase rights; or

  •
  our failure to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding notes affected.

Modification

    Changes Requiring Approval of Each Affected Holder

              The indenture (including the terms and conditions of the notes) may not be modified or amended without the written consent or the affirmative vote (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) of the holder of each note affected by such change to:

  •
  change the maturity date of any notes;

  •
  reduce the rate or extend the time for payment of interest on any notes;

  •
  reduce the principal amount of any notes;

  •
  reduce any amount payable upon repurchase of any notes upon a fundamental change;

  •
  impair the right of any holder to receive payment of principal (including the fundamental change repurchase price, if applicable) of, accrued and unpaid interest, if any, on, and the consideration due upon conversion of, its notes on or after the respective due dates expressed or provided for in the indenture or to institute suit for the enforcement of any such payment;

  •
  change the currency in which any note is payable;

  •
  change our obligation to repurchase any notes upon a fundamental change in a manner adverse to the holders;

  •
  change the ranking of the notes;

  •
  adversely affect the conversion right of a holder to convert its notes pursuant to the terms of the indenture;

  •
  subject to specified exceptions, modify certain provisions of the indenture relating to modification of the indenture or waiver under the indenture; or

  •
  make any change in the modification or amendment provisions that require each holder's consent or in the waiver provisions.

    Changes Requiring Majority Approval

              The indenture (including the terms and conditions of the notes) may be modified or amended, except as described above, with the written consent or affirmative vote (including, without limitation, consents obtained in connection with the purchase of, or tender offer or exchange offer for, notes) of the holders of a majority in aggregate principal amount of the notes then outstanding.

    Changes Requiring No Approval

              The indenture (including the terms and conditions of the notes) may be modified or amended by us and the trustee, without the consent of the holder of any notes, to, among other things:

  •
  provide for conversion rights of holders of the notes and our repurchase obligations in connection with a fundamental change in the event of any reclassification of our common stock, merger or consolidation, or sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company and its subsidiaries taken as a whole;

  •
  secure the notes;

  •
  provide for the assumption of our obligations to the holders of the notes in the event of a merger or consolidation, or sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company and its subsidiaries taken as a whole;

  •
  surrender any right or power conferred upon us;

  •
  add to our covenants or events of default for the benefit of the holders of the notes;

  •
  entering into supplemental indentures as described above under "—Consolidation, Merger and Sale of Assets;"

  •
  cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision or omission contained in the indenture; provided that such modification or amendment does not, in the good faith determination of our board of directors or a committee thereof, adversely affect the interests of the holders of the notes in any material respect; provided, further, that any amendment, supplement or other modification made to conform the provisions of the indenture to the description of the notes contained in the prospectus supplement dated January 11, 2018 as supplemented by the related pricing term sheet will not be deemed to adversely affect the interests of the holders of the notes;

  •
  in connection with any share exchange event, provide that the notes are convertible into reference property, subject to the provisions described under "Conversion Rights—Settlement Upon Conversion" above, and make certain related changes to the terms of the notes to the extent expressly required by the indenture (as determined in good faith by the board of directors or a committee thereof);

  •
  increase the conversion rate;

  •
  comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  •
  comply with the rules of any applicable securities depositary, including DTC;

  •
  permit or confirm the issuance of additional notes in accordance with the indenture;

  •
  add guarantees of obligations under the notes;

  •
  adding or modifying any other provision(s) or omission(s) which we may deem necessary or desirable and which will not adversely affect the interests of the holders of the notes in any material respect, in the good faith determination of our board of directors or a committee thereof; and

  •
  evidence or provide for a successor trustee, including the appointment thereof.

    Other

              The consent of the holders of notes is not necessary under the indenture to approve the particular form of any proposed modification or amendment. It is sufficient if such consent approves the substance of the proposed modification or amendment. After a modification or amendment under the indenture becomes effective, we are required to send to the holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the modification or amendment.

    Notes Not Entitled to Consent

              Any notes held by us or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the holders of the requisite aggregate principal amount of the outstanding notes have consented to a modification, amendment or waiver of the terms of the indenture.

Discharge

              We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by irrevocably depositing with the trustee or delivering to the holders, as applicable, after all of the notes have (i) become due and payable, whether at maturity or at any fundamental change repurchase date, and/or (ii) been converted (and the related consideration due upon conversion has been determined), cash or cash and/or shares of common stock (solely to satisfy outstanding conversions), as applicable, sufficient to pay all of the outstanding notes and/or satisfy all conversions, as the case may be, and pay all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Repurchase and Cancellation

              We may, to the extent permitted by law, repurchase any notes in the open market or by tender offer at any price or by private agreement. Any notes repurchased by us may, at our option, be surrendered to the trustee for cancellation, but may not be reissued or resold by us. Any notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled (other than notes purchased pursuant to cash-settled swaps or other derivatives).

Reports

              The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 or any successor rule under the Exchange Act). Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR (or such successor). The trustee shall have no obligation to determine if and when the Company's statements or reports are publicly available and/or accessible electronically. Notwithstanding anything to the contrary, we shall in no event be required to file with, or otherwise provide or disclose to, the trustee or any holder any information for which we are seeking, or have received, confidential treatment from the SEC.

              Delivery of the reports and documents delivered under the indenture to the trustee is for informational purposes only, and the trustee's receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture (as to which the trustee is entitled to conclusively rely on an officers' certificate).

Information Concerning the Trustee and Common Stock Transfer Agent and Registrar

              We have appointed U.S. Bank National Association, the trustee under the indenture, as paying agent, conversion agent, notes registrar and custodian for the notes. The trustee or its affiliates may also provide other services to us in the ordinary course of their business. The indenture contains certain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the notes, the trustee must eliminate such conflict or resign.

              American Stock Transfer and Trust Company, LLC is the transfer agent and registrar for our common stock.

Governing Law

              The notes and the indenture, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by, and construed in accordance with, the laws of the State of New York. The indenture provides that we, the trustee and each holder (by its acceptance of any note) will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of, or relating to, the indenture, the notes or any transaction contemplated thereby.

Calculations in Respect of the Notes

              We will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the closing sale price of our common stock, the VWAP of our common stock, accrued interest payable on the notes, any additional interest due on the notes, the conversion rate and conversion price, the daily conversion values and the additional shares. We or our agents will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on holders of the notes. We will provide a schedule of these calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward these calculations to any holder of the notes upon the request of that holder.

No Stockholder Rights for Holders of Notes

              Holders of notes, as such, will not have any rights as stockholders of the Company (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock).

No Personal Liability of Directors, Officers, Employees or Stockholders

              None of our past, present or future directors, officers, employees, incorporators, shareholders or partners, as such, will have any liability for any of our obligations under the notes or the indenture or for any claim based on, or in respect of or by reason of, such obligations or their creation. By accepting a note, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the notes.

Form, Denomination and Registration

              The notes will be issued:

  •
  in fully registered form;

  •
  without interest coupons; and

  •
  in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

    Global Notes, Book-Entry Form

              The notes will be evidenced by one or more global notes. We will deposit the global notes with DTC and register the global notes in the name of Cede & Co. as DTC's nominee. Except as set forth below, global notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

              Beneficial interests in a global note may be held through organizations that are participants in DTC (called "participants"). Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global notes to such persons may be limited.

              Beneficial interests in a global note held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called "indirect participants"). So long as Cede & Co., as the nominee of DTC, is the registered owner of global notes, Cede & Co. for all purposes will be considered the sole holder of such global notes. Except as provided below, owners of beneficial interests in a global note will:

  •
  not be entitled to have certificates registered in their names;

  •
  not receive physical delivery of certificates in definitive registered form; and

  •
  not be considered holders of the global notes.

              We will pay principal of and interest on, and the fundamental change repurchase price of, the global notes to Cede & Co., as the registered owner of the global notes, by wire transfer of immediately available funds on the maturity date, each interest payment date or repurchase date, as the case may be. Neither we, the trustee, conversion agent nor any paying agent will be responsible or liable:

  •
  for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

  •
  for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

              DTC has advised us that it will take any action permitted to be taken by a holder of the notes, including the presentation of the notes for conversion, only at the direction of one or more participants to whose account with DTC interests in the global notes are credited, and only in respect of the principal amount of the notes represented by the global notes as to which the participant or participants has or have given such direction.

              DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

              DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

              DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. Unless we agree otherwise, notes in physical, fully-registered certificated form will be issued and delivered to, and registered in the name of, each person that DTC identifies as a beneficial owner of the related notes if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 60 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 60 days; or

  •
  an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

              None of the Company, trustee, registrar, paying agent, conversion agent or any of our or their agents will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

              This section is a summary of certain material U.S. federal income tax considerations relating to the ownership and disposition of the notes and any shares of our common stock into which the notes may be converted. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of owning or disposing of the notes or common stock. The summary generally applies only to beneficial owners of the notes that purchase their notes in this offering for an amount equal to the "issue price" of the notes, which is the first price at which a substantial amount of the notes is sold for money to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriter, initial purchasers, placement agents or wholesalers), and that hold the notes and common stock as "capital assets" (generally, for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner's circumstances (for example, persons subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the "Code"), a U.S. holder (as defined below) whose "functional currency" is not the U.S. dollar or purchasers of notes in this offering whose shares of common stock we are repurchasing in certain privately negotiated transactions). Also, it is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, certain former citizens or residents of the United States, persons holding notes or common stock as part of a conversion or integrated transaction or straddle, or persons deemed to sell notes or common stock under the constructive sale provisions of the Code). Finally, the summary does not address the potential application of the Medicare contribution tax, the effects of the U.S. federal estate and gift tax laws or the effects of any applicable non-U.S., state or local tax laws.

              This issuance of notes is intended to be treated as a "qualified reopening" of the initial notes for purposes of applicable Treasury Regulations. The notes are intended to be treated as being fungible with the initial notes for U.S. federal income tax purposes. Accordingly, we will treat the notes as being part of the same "issue" as the initial notes and as having the same "issue date" and "issue price" as the initial notes for U.S. federal income tax purposes.

              INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE OR GIFT TAX LAWS, NON-U.S., STATE AND LOCAL LAWS, AND TAX TREATIES.

              As used herein, the term "U.S. holder" means a beneficial owner of notes or the common stock into which the notes may be converted that, for U.S. federal income tax purposes, is (1) a citizen or individual resident of the United States, (2) a corporation created or organized in or under the laws of the United States or any state of the United States, including the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (x) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

              A "non-U.S. holder" is a beneficial owner (other than a partnership for U.S. federal income tax purposes) of notes or the common stock into which the notes may be converted that is not a U.S. holder.

              If a partnership for U.S. federal income tax purposes is a beneficial owner of a note or shares of our common stock acquired upon conversion of a note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Beneficial owners of notes or shares of our common stock acquired upon conversion of a note that is a partnership, and partners in such a partnership, should consult their own tax advisors about the U.S. federal income tax consequences of owning and disposing of the notes and the shares of our common stock into which the notes may be converted.

U.S. Holders

              The following discussion is limited to the U.S. federal income tax consequences relevant to a U.S. holder (as defined above).

Issue Price and Basis in the Notes

              The "issue price" of a note is generally the first price at which a substantial portion of the notes is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriter, placement agents or wholesalers. In this offering, the underwriters will buy the notes from us for a fixed price but with no limitation on the price at which the underwriters can resell the notes to investors. As a result, at the time of the original issuance of the notes we may not know the "issue price" of the notes.

              In general, if the stated principal amount of a debt instrument exceeds its issue price by at least a statutorily defined de minimis amount, a U.S. holder will be required to include such excess in income as "original issue discount" over the term of the instrument in accordance with a constant-yield method, irrespective of the holder's regular method of tax accounting. Generally, original issue discount is considered to be de minimis if it is less than 0.25% of the instrument's stated principal amount multiplied by the number of complete years from the issue date to maturity. We anticipate, and therefore this discussion assumes, that the notes will not be issued with original issue discount for U.S. federal income tax purposes.

              If the IRS were to successfully challenge our determination of the issue price for the notes, the income tax consequences for a U.S. holder might be materially different than as described below. For example, the notes may be considered to have original issue discount (or a greater amount of original issue discount) which may adversely affect the market value of the notes. U.S. holders should consult their own tax advisors as to the income tax consequences to them of such a successful challenge under the circumstances of this offering.

              A U.S. holder's initial tax basis in the notes should be equal to the price paid by the holder (excluding any amounts attributable to pre-purchase accrued interest (as defined below)).

Interest

              Except as noted below with respect to "pre-issuance accrued interest," a U.S. holder will be required to recognize as ordinary income any stated interest paid or accrued on the notes, in accordance with its regular method of tax accounting.

              We may be required to make payments of additional interest to holders of the notes if we do not make certain filings, as described under "Description of the Notes—Events of Default; Notice and Waiver" above. We believe that there is only a remote possibility that we would be required to pay such additional interest, and therefore we do not intend to treat the notes as subject to the special rules governing certain "contingent payment debt instruments" (which, if applicable, would affect the timing, amount and character of income with respect to a note). Our determination in this regard, while not binding on the IRS, is binding on U.S. holders unless they disclose their contrary position in the manner prescribed under applicable U.S. Treasury regulations. If, contrary to expectations, we pay additional interest, although it is not free from doubt, such additional interest should be taxable to a U.S. holder as ordinary interest income at the time it accrues or is paid, in accordance with the U.S. holder's regular method of tax accounting. In the event we pay additional interest on the notes, U.S. holders should consult their own tax advisors regarding the treatment of such amounts. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

              For investors who purchase their notes after the date of original issuance of the notes a portion of the first stated interest payment received on the notes issued pursuant to this offering will be allocable to interest that accrued prior to the date acquired by such holder ("pre-purchase accrued interest"). A U.S. holder may treat this portion as a non-taxable return of capital. All references to interest in the remainder of this discussion exclude pre-purchase accrued interest except where explicitly stated.

Pre-issuance Accrued Interest on the Notes

              A portion of the price paid for a note will be allocable to interest that "accrued" prior to the date the note is purchased (referred to as "pre-issuance accrued interest"). To the extent a portion of a U.S. holder's purchase price is allocable to pre-issuance accrued interest, a portion of the first stated interest payment equal to the amount of pre-issuance accrued interest may be treated as a nontaxable return of a portion of the purchase price of the note rather than as interest income to the U.S. holder. Amounts treated as a return of pre-issuance accrued interest would reduce the U.S. holder's tax basis in the note.

Amortizable Bond Premium

              If a U.S. holder acquires a debt instrument for an amount that is greater than the sum of all amounts payable on the debt instrument after the purchase date, other than payments of qualified stated interest, then such U.S. holder will be considered to have acquired the debt instrument with "amortizable bond premium." In general, amortizable bond premium with respect to any note will be equal in amount to the excess, if any, of the amount the U.S. holder paid for the note (excluding amounts in respect of pre-issuance accrued interest and the amount attributable to the value of the conversion feature of the note, as determined under applicable Treasury regulations) over the sum of all amounts payable on the debt instrument other than qualified stated interest. U.S. holders should consult their tax advisors regarding the determination of the amount of amortizable bond premium on a note.

              A U.S. holder may elect to amortize bond premium on a debt instrument over the remaining term of the debt instrument. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. holder on or after the first day of the taxable year to which such election applies, and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor. In general, a U.S. holder amortizes bond premium by offsetting the qualified stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method pursuant to the applicable Treasury regulations. If the bond premium allocable to an accrual period exceeds the qualified stated interest allocable to such period, the excess is treated by the U.S. holder as a bond premium deduction. The bond premium deduction for each accrual period is limited to the amount by which the U.S. holder's total interest inclusions on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period.

Sale, Exchange or Other Taxable Disposition of the Notes

              A U.S. holder generally will recognize capital gain or loss if it disposes of a note in a sale, exchange or other taxable disposition (other than conversion of a note, the U.S. federal income tax consequences of which are described under "—Conversion of Notes" below). The U.S. holder's gain or loss generally will equal the difference between the amount realized by it (other than amounts attributable to accrued but unpaid interest (excluding amounts in respect of pre-issuance accrued interest treated as a return of capital)) and its tax basis in the note. The U.S. holder's tax basis in the note generally will equal the amount it paid for the note, decreased by (i) any amount attributable to pre-issuance accrued interest that has already been paid to the U.S. Holder, and (ii) any amortizable bond premium taken with respect to such note. The portion of any amount realized that is attributable to accrued interest will not be taken into account in computing the U.S. holder's capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income. The gain or loss recognized by the U.S. holder on the disposition of the note will be long-term capital gain or loss if it has held the note for more than one year, or short-term capital gain or loss if it has held the note for one year or less, at the time of the disposition. Long-term capital gains of non-corporate taxpayers currently are taxed at preferential rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Conversion of Notes

              If a U.S. holder receives solely cash in exchange for notes upon conversion, the U.S. holder's gain or loss will be determined in the same manner as if the U.S. holder had disposed of the notes in a taxable disposition (as described above under "—Sale, Exchange or Other Taxable Disposition of the Notes").

              A U.S. holder generally should not recognize any gain or loss on the conversion of a note solely into shares of our common stock, except with respect to (i) cash received in lieu of a fractional share of common stock and (ii) the fair market value of any common stock attributable to accrued and unpaid interest. The U.S. holder's tax basis in the common stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest) generally will equal its tax basis in the converted note. The U.S. holder's holding period in the common stock (other than shares attributable to accrued and unpaid interest) will include the holding period in the converted note.

              The tax consequences of the conversion of a note into a combination of cash and shares of our common stock are not entirely certain. A U.S. holder may be treated as exchanging the note for our common stock and cash in a recapitalization for U.S. federal income tax purposes. In such case, the U.S. holder would not be permitted to recognize loss, but would be required to recognize capital gain. The amount of any capital gain recognized by a U.S. holder would equal the lesser of (i) the excess (if any) of (A) the amount of cash received (excluding any cash received in lieu of a fractional share of our common stock or attributable to accrued and unpaid interest) plus the fair market value of our common stock received (treating a fractional share of our common stock as issued and received for this purpose and excluding any such common stock that is attributable to accrued and unpaid interest) upon conversion over (B) the U.S. holder's tax basis in the converted note, and (ii) the amount of cash received upon conversion (other than any cash received in lieu of a fractional share of our common stock or attributable to accrued and unpaid interest). The gain recognized by a U.S. holder upon conversion of a note would be long-term capital gain if it held the note for more than one year, or short-term capital gain if it held the note for one year or less, at the time of the conversion. Long-term capital gains of non-corporate taxpayers currently are taxed at preferential rates. Short-term capital gains are taxed at ordinary income rates. The U.S. holder's tax basis in the common stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest) generally would equal its tax basis in the converted note, decreased by the amount of cash received (other than cash in lieu of a fractional share of common stock or attributable to accrued and unpaid interest), and increased by the amount of gain (if any) recognized upon conversion (other than any gain recognized as a result of cash received in lieu of a fractional share of common stock). The U.S. holder's holding period in the common stock (other than shares attributable to accrued and unpaid interest) would include the holding period in the converted note.

              Alternatively, the conversion of a note into a combination of cash and shares of our common stock may be treated as in part a payment in redemption for cash of a portion of the note and in part a conversion of a portion of the note into common stock. In such case, a U.S. holder's aggregate tax basis in the note would be allocated between the portion of the note treated as redeemed and the portion of the note treated as converted into common stock on a pro rata basis. The U.S. holder generally would recognize capital gain or loss with respect to the portion of the note treated as redeemed equal to the difference between the amount of cash received by the U.S. holder (other than amounts attributable to accrued and unpaid interest) and the U.S. holder's tax basis in the portion of the note treated as redeemed. See "—Sale, Exchange or Other Taxable Disposition of the Notes" above. With respect to the portion of the note treated as converted, a U.S. holder generally would not recognize any gain or loss (except with respect to cash received in lieu of a fractional share of common stock). The tax basis allocated to the portion of the note treated as converted into common stock would be the U.S. holder's tax basis in the common stock (including any fractional share for which cash is paid). The U.S. holder's holding period in the common stock (other than shares attributable to accrued interest) would include the U.S. holder's holding period in the converted note.

              With respect to cash received in lieu of a fractional share of our common stock, a U.S. holder will be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, the U.S. holder generally will recognize gain or loss equal to the difference between the cash received for the fractional share and that portion of the holder's tax basis in the common stock (determined as discussed above) attributable to the fractional share, which will be long-term capital gain or loss if it held the note for more than one year, or short-term capital gain or loss if it held the note for one year or less, at the time of the conversion.

              Any cash and the fair market value of any portion of our common stock that is attributable to accrued and unpaid interest on the notes not yet included in income by a U.S. holder will be taxed as ordinary income. A U.S. holder's basis in any shares of common stock attributable to accrued and unpaid interest will equal the fair market value of such shares when received. A U.S. holder's holding period in any shares of common stock attributable to accrued and unpaid interest will begin on the day after they are received.

              If we undergo a transaction of the type described under "Description of the Notes—Conversion Rights—Change in the Conversion Rights Upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events," the conversion obligation may be adjusted so that holders would be entitled to convert the notes into the type of consideration that they would have been entitled to receive upon such transaction had the notes been converted into shares of our common stock immediately prior to such transaction. Depending on the facts and circumstances at the time of such transaction, such adjustment may result in a deemed exchange of the outstanding notes, which may be a taxable event for U.S. federal income tax purposes. U.S. holders are urged to consult their tax advisors regarding the U.S. federal income tax consequences of such an adjustment.

Distributions

              If, after a U.S. holder acquires shares of our common stock upon a conversion of a note, we make a distribution in respect of such common stock from our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), the distribution will be treated as a dividend and will be includible in a U.S. holder's income as ordinary income when received. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the U.S. holder's tax basis in its shares of common stock and any remaining excess will be treated as capital gain from the sale or exchange of the common stock. If the U.S. holder is a U.S. corporation, it generally will be able to claim a dividends-received deduction on a portion of any distribution taxed as a dividend, provided that certain holding period requirements are satisfied. Subject to certain exceptions, dividends received by certain non-corporate U.S. holders currently are taxed at the preferential rates applicable to long-term capital gains, provided that certain holding period requirements are met.

Constructive Distributions

              The terms of the notes allow for changes in the conversion rate of the notes under certain circumstances. A change in conversion rate that allows beneficial owners of notes to receive more shares of common stock on conversion may increase such beneficial owners' proportionate interests in our earnings and profits or assets. In that case, the beneficial owners of notes may be treated as though they received a taxable distribution in the form of our common stock or additional rights to acquire our common stock. A taxable constructive distribution would result, for example, if the conversion rate is adjusted to compensate beneficial owners of notes for distributions of cash or property to our stockholders. The adjustment to the conversion rate of notes converted in connection with a make-whole fundamental change, as described under "Description of the Notes—Conversion Rights—Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change," also may be treated as a taxable distribution. If an event occurs that dilutes the interests of stockholders or increases the interests of beneficial owners of the notes and the conversion rate of the notes is not adjusted (or not adequately adjusted), this also could be treated as a taxable stock distribution to beneficial owners of the notes. Conversely, if an event occurs that dilutes the interests of beneficial owners of the notes and the conversion rate is not adjusted (or not adequately adjusted), the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock distribution to the stockholders. Not all changes in the conversion rate that result in beneficial owners of notes receiving more common stock on conversion, however, increase such beneficial owners' proportionate interests in us. For instance, a change in conversion rate could simply prevent the dilution of the beneficial owners' interests upon a stock split or other change in capital structure. Changes to the conversion rate made pursuant to a bona fide reasonable adjustment formula are not treated as constructive distributions. Any taxable constructive distribution would be treated for U.S. federal income tax purposes in the same manner as an actual distribution on our common stock as described in "—Distributions" above. It would result in a taxable dividend to the beneficial owners to the extent of our current or accumulated earnings and profits (with the beneficial owner's tax basis in its note or common stock (as the case may be) being increased by the amount of such dividend), with any excess treated first as a tax-free return of the beneficial owner's tax basis in its note or common stock (as the case may be) and then as capital gain. Non-corporate U.S. holders should consult their tax advisors regarding whether any taxable constructive dividend would be eligible for the preferential rates and corporate holders should consult their tax advisors regarding the dividends-received deduction, both described in "—Distributions" above.

              On April 12, 2016, the IRS issued proposed regulations that address the amount and timing of constructive distributions, obligations of withholding agents and filing and notice obligations of issuers. The proposed regulations, if adopted as proposed, would provide generally that (1) the amount of a constructive distribution is the excess of (a) the fair market value of the right to acquire shares immediately after an "applicable adjustment," over (b) the fair market value of the right to acquire shares without the adjustment, (2) the constructive distribution occurs at the earlier of (a) the date the adjustment occurs under the terms of the notes, and (b) the date of the actual distribution of cash or property that results in the constructive distribution, and (3) information reporting is required regarding the amount of any constructive distribution. Although the regulations would be effective for constructive distributions occurring on or after the date on which the regulations are adopted as final regulations, investors and withholding agents may rely on them prior to that date under certain circumstances. Any backup withholding required with respect to such a constructive distribution may be satisfied by withholding such amounts from shares or current or subsequent payments of cash payable to such U.S. holder.

Sale, Exchange or Other Disposition of Common Stock

              A U.S. holder generally will recognize capital gain or loss on a sale, exchange or other disposition of shares of our common stock. The U.S. holder's gain or loss will equal the difference between the amount realized by the holder and its tax basis in the shares of common stock. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the shares of common stock. The gain or loss recognized by a U.S. holder on a sale, exchange or other disposition of shares of our common stock will be long-term capital gain or loss if its holding period in the shares of common stock is more than one year, or short-term capital gain or loss if its holding period in the shares of common stock is one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers are currently taxed at preferential rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

              The following discussion is limited to the U.S. federal income tax consequences relevant to a non-U.S. holder (as defined above).

Interest

              Subject to the discussions below regarding FATCA and under "—Income or Gains Effectively Connected with a U.S. Trade or Business," payments of interest on the notes to non-U.S. holders generally will qualify as "portfolio interest," and thus will be exempt from U.S. federal income tax, including withholding of such tax, if the non-U.S. holder certifies its non-U.S. status as described below.

              The portfolio interest exemption will not apply to payments of interest to a non-U.S. holder that:

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  owns, actually or constructively, shares of our stock representing at least 10% of the total combined voting power of all classes of our stock entitled to vote; or

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  is a "controlled foreign corporation" that is related, directly or indirectly, to us through sufficient actual or constructive stock ownership.

              The portfolio interest exemption applies only if the non-U.S. holder certifies its non-U.S. status. A non-U.S. holder can meet this certification requirement by providing a properly completed and executed IRS Form W-8BEN or W-8BEN-E or appropriate substitute form prior to the payment. If the non-U.S. holder holds the note through a financial institution or other agent acting on its behalf, it will be required to provide appropriate documentation to the agent. Special certification rules apply to non-U.S. holders that are pass-through entities.

Dividends

              Subject to the discussion below under "—Income or Gains Effectively Connected with a U.S. Trade or Business" and the discussions below regarding backup withholding and FATCA, dividends paid to a non-U.S. holder on shares of our common stock received on conversion of a note, as well as any taxable constructive dividends resulting from certain adjustments (or failures to make adjustments)

to the number of shares of common stock to be issued on conversion of a note (as described under "—U.S. Holders—Constructive Distributions" above), generally will be subject to U.S. withholding tax at a 30% rate. The withholding tax on dividends (including any taxable constructive dividends), however, may be reduced under the terms of an applicable income tax treaty between the United States and the non-U.S. holder's country of residence. A non-U.S. holder should demonstrate its eligibility for a reduced rate of withholding under an applicable income tax treaty by timely delivering a properly completed and executed IRS Form W-8BEN or W-8BEN-E or appropriate substitute form. A non-U.S. holder that is eligible for a reduced rate of withholding under the terms of an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Because a taxable constructive dividend received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if a withholding agent pays withholding taxes on the non-U.S. holder's behalf with respect to amounts which are includible in the non-U.S. holder's income but which are not paid in cash, the withholding agent may set off any such withholding tax against any other payments owed to the non-U.S. holder, including cash payments of interest payable on the notes, shares of our common stock or cash payable upon conversion, or proceeds from a sale subsequently paid or credited to the non-U.S. holder. Non-U.S. holders should consult their tax advisors as to whether they can obtain a refund for all or a portion of any tax withheld.

Sale, Exchange, Conversion or Other Taxable Dispositions of Notes or Common Stock

              Subject to the discussions below regarding backup withholding and FATCA, non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, conversion or other disposition of notes or shares of our common stock (other than with respect to payments attributable to accrued interest, which will be taxed as described under "—Interest" above) unless:

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  the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), in which case the gain would be subject to tax as described below under "—Income or Gains Effectively Connected with a U.S. Trade or Business";

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  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the year of disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S.-source capital losses, would be subject to a flat 30% tax, even though the individual is not considered a resident of the United States; or

  •
  the rules of the Foreign Investment in Real Property Tax Act (or "FIRPTA") (described below) treat the gain as effectively connected with a U.S. trade or business.

              The FIRPTA rules may apply to a sale, exchange or other disposition of notes or shares of our common stock by a non-U.S. holder if, at any time during the five-year period ending on the date of the sale, exchange or other disposition (or, if shorter, the non-U.S. holder's holding period for the notes or common stock disposed of), we are or were a "U.S. real property holding corporation" (or "USRPHC") for U.S. federal income tax purposes. In general, we would be a USRPHC if interests in U.S. real estate composed at least 50% of the fair market value of our worldwide real property interests and assets used or held for use in a trade or business. We believe that we currently are not, and will not become in the future, a USRPHC.

Income or Gains Effectively Connected with a U.S. Trade or Business

              If any interest (excluding pre-issuance accrued interest) or constructive dividends on the notes, dividends on shares of our common stock, or gain from the sale, exchange, conversion or other disposition of the notes or shares of our common stock is effectively connected with a U.S. trade or business conducted by a non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net-income basis at the regular graduated rates and generally in the same manner applicable to U.S. holders. If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and its country of residence, any "effectively connected" income or gain generally will be subject to U.S. federal income tax on a net-income basis only if it is also attributable to a permanent establishment or fixed base maintained by it in the United States. Payments of interest or dividends that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder (and, if an applicable tax treaty requires, attributable to a U.S. permanent establishment or fixed base), and therefore included in the gross income of a non-U.S. holder, will not be subject to 30% withholding, provided that it claims exemption from withholding by timely filing a properly completed and executed IRS Form W-8ECI, or any appropriate substitute or successor form as the IRS designates, as applicable, prior to payment. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also will be subject to a "branch profits tax." The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.

Backup Withholding and Information Reporting

              The Code and the U.S. Treasury regulations generally require persons who make specified payments to report the payments to the IRS. Among the specified payments are interest, dividends, and proceeds paid by brokers to their customers. This reporting regime is reinforced by "backup withholding" rules, which generally require the payor to withhold from payments subject to information reporting if the recipient has failed to provide a taxpayer identification number to the payor, furnished an incorrect identification number, failed to comply with applicable certification requirements or been repeatedly notified by the IRS that it has failed to report interest or dividends on its U.S. federal income tax returns. The backup withholding rate is currently 24%.

              Payments of interest or dividends (including constructive dividends) to U.S. holders of notes or shares of our common stock and payments made to U.S. holders by a broker upon a sale of notes or common stock generally will be subject to information reporting and backup withholding, unless the U.S. holder (1) is an exempt recipient, or (2) in the case of backup withholding, provides the payor with a correct taxpayer identification number and complies with applicable certification requirements. If a sale is made through a foreign office of a foreign broker, however, the sale generally will not be subject to either information reporting or backup withholding. This exception may not apply if the foreign broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business.

              The applicable withholding agent must report annually to the IRS the interest and/or dividends (including constructive dividends) paid to each non-U.S. holder and the amount of tax withheld, if any, with respect to such interest and/or dividends, including any tax withheld pursuant to the rules described under "—Non-U.S. Holders—Interest" and "—Non-U.S. Holders—Dividends" above and "—FATCA" below. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides. Payments to non-U.S. holders of dividends on our common stock or interest or constructive dividends on the notes may be subject to backup withholding unless the non-U.S. holder certifies its non-U.S. status on a properly completed and executed IRS Form W-8BEN or W-8BEN-E or appropriate substitute form. Payments made to non-U.S. holders by a broker upon a sale of the notes or our common stock will not be subject to information reporting (except to the extent such payments are subject to withholding under FATCA, discussed below) or backup withholding as long as the non-U.S. holder certifies its non-U.S. status or otherwise establishes an exemption.

              Any amounts withheld from a payment to a U.S. holder or non-U.S. holder with respect to the notes or shares of our common stock under the backup withholding rules generally will be allowed as a refund or can be credited against any U.S. federal income tax liability of the holder, provided the required information is timely furnished to the IRS.

FATCA

              Provisions commonly referred to as FATCA generally impose a 30% U.S. withholding tax on certain U.S.- source payments, including interest (including original issue discount), dividends and other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a sale or other disposition after December 31, 2018 of property of a type which can produce U.S.-source interest or dividends ("Withholdable Payments"), if paid to a foreign financial institution (whether as a beneficial owner or intermediary), unless such institution (i) enters into an agreement with the Treasury Department to collect and provide to the Treasury Department substantial information regarding its U.S. account holders, including certain account holders that are foreign entities with U.S. owners, (ii) satisfies the requirements of an intergovernmental agreement entered into by such institution's country of residence and the United States or (iii) qualifies for an exemption. The legislation also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity, or unless an exemption applies. An intergovernmental agreement between the United States and the non-U.S. entity's jurisdiction may modify these requirements.

              These withholding requirements generally currently apply to payments of interest and dividends (including constructive dividends) on the notes or shares of our common stock. They will apply to payments of gross proceeds from a sale or other disposition of notes or shares of our common stock after December 31, 2018. If FATCA withholding is imposed, a beneficial owner (other than certain foreign financial institutions) generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return and, in the case of a non-financial foreign entity, providing the IRS with certain information regarding its substantial U.S. owners (unless an exception applies). Holders are urged to consult their tax advisors regarding the possible implications of FATCA on their ownership and disposition of the notes and any shares of our common stock.

UNDERWRITING

              Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$172,000,000
Cowen and Company, LLC	$4,000,000
Robert W. Baird & Co. Incorporated	$4,000,000
William Blair & Company, L.L.C.	$4,000,000
BTIG, LLC	$2,000,000
Canaccord Genuity LLC	$2,000,000
Leerink Partners LLC	$2,000,000

Total	$190,000,000

              Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement (other than the notes covered by the over-allotment option described below) if any of these notes are purchased. The obligations of the underwriters under the underwriting agreement are subject to the satisfaction of certain conditions.

              We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

              The underwriters propose initially to offer the notes at a price of 106.5% of the principal amount of notes, plus accrued interest from January 17, 2018 and to dealers at that price less a concession not in excess of 1.65% of the principal amount of the notes, plus accrued interest from January 17, 2018. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

              The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional notes pursuant to the over-allotment option described below.

	Per Note	Without Option	With Option
Public offering price	106.5%	$202,350,000	$232,702,500
Underwriting discount	2.75%	$5,225,000	$6,008,750
Proceeds, before expenses, to us	103.75%	$197,125,000	$226,693,750

              The above table does not reflect accrued interest from, and including, January 17, 2018, which will be included in the purchase price of the notes that the underwriters purchase from us.

              The expenses of the offering, not including the underwriting discount, are estimated at $1.4 million and are payable by us. We have agreed to reimburse the underwriters in an amount of up to $10,000 for expenses relating to the compliance of this offering with the rules of the Financial Industry Regulatory Authority, Inc. ("FINRA"). In accordance with FINRA Rule 5110, this reimbursed FINRA fee is deemed underwriting compensation for this offering. In addition, certain of the underwriters in this offering will receive a fee from us with respect to certain advisory services provided to us in a total aggregate amount of up to $650,000.

Over-allotment Option

              We have granted an option to the underwriters to purchase up to an additional $28,500,000 principal amount of the notes at the public offering price, less the underwriting discount, solely to cover over-allotments, if any. The underwriters may exercise this option for 30 days from the date of this prospectus supplement.

New Issue of Notes

              We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Listing

              Our common stock is listed on the NASDAQ Capital Market under the trading symbol "EXAS".

              The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

No Sales of Similar Securities

              We and our executive officers and directors have agreed, subject to specified exceptions, not to, directly or indirectly, for a period of 60 days after the date of the underwriting agreement relating to this offering without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated:

  •
  sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, as amended, any common stock, options or warrants to acquire common stock, or securities exchangeable or exercisable for or convertible into common stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act, as amended), or

  •
  otherwise dispose of any common stock, options or warrants to acquire common stock, or securities exchangeable or exercisable for or convertible into common stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act, as amended), or

  •
  with respect to us, file any registration statement or make a confidential submission under the Securities Act of 1933, as amended in respect of any shares of common stock, options, rights or warrants to acquire shares of common stock or securities exchangeable or exercisable for or convertible into shares of common stock, or

  •
  with respect to our directors and officers, exercise any registration rights relating to registration under the Securities Act of 1933, as amended, of any common stock owned either of record or beneficially, or

  •
  publicly announce an intention to do any of the foregoing.

              During the lock-up period, our executive officers are permitted to sell shares of our common stock pursuant to their trading plans in existence on the date hereof that satisfy the requirements of Rule 10b5-1 under the Exchange Act (a "Rule 10b5-1 Plan"); provided, however, if a filing under Section 16 of the Exchange Act is required or otherwise made with respect to such sales, these individuals will disclose in such filing that the transaction was effectuated pursuant to an existing Rule 10b5-1 Plan.

              Merrill Lynch, Pierce, Fenner & Smith Incorporated may, in its sole discretion and at any time or from time to time, with or without notice, before the termination of the 60-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Price Stabilization, Short Positions

              In connection with the offering, the underwriters may purchase and sell the notes or shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional notes described above. The underwriters may close out any covered short position by either exercising their option to purchase additional notes or purchasing notes in the open market. In determining the source of notes to close out the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the option granted to them. "Naked" short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of notes or shares of our common stock made by the underwriters in the open market to peg, fix or maintain the price of the notes or our common stock prior to the completion of the offering.

              Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

              Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes or our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

              The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

              In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

              In connection with the offering, the underwriters or certain of the securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

NOTICE TO INVESTORS

European Economic Area

              The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the "Insurance Mediation Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the "Prospectus Directive"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

              In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

              The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

              Neither this document nor any other offering or marketing material relating to the offering, the Company, the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in the Dubai International Financial Centre

              This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

              No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

              Any offer in Australia of the notes may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

              The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.

              The notes may not be offered for sale, nor may application for the sale or purchase of any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:

  (a)
  the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

  (b)
  the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

  (c)
  the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

  (d)
  the offer or invitation does not constitute an offer or invitation to a person in Australia who is a "retail client" as defined for the purposes of Section 761G of the Corporations Act; and

  (e)
  such action does not require any document to be lodged with ASIC or the Australian Securities Exchange.

Notice to Prospective Investors in Hong Kong

              The underwriters (i) have not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the "SFO") and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) have not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

              The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

              This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

              Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:

  (c)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (d)
  where no consideration is or will be given for the transfer;

  (e)
  where the transfer is by operation of law;

  (f)
  as specified in Section 276(7) of the SFA; or

  (g)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

              The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

              Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

              Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

              K&L Gates LLP, Charlotte, North Carolina, will pass upon certain legal matters relating to this offering. Shearman & Sterling LLP, New York, New York, is counsel to the underwriters in connection with this offering.

EXPERTS

              The financial statements as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

              We are currently subject to the information requirements of the Exchange Act, and in accordance therewith, file periodic reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act, with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of the registration statement but do not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement, and any other document that we file, at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a website maintained by the SEC located at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

              The SEC allows us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents and reports listed below:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 22, 2018;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on April 26, 2018;

  •
  Our Current Reports on Form 8-K as filed on January 11, 2018 (except with respect to Item 7.01) and January 17, 2018;

  •
  The information contained in the following sections of the proxy statement for our 2018 Annual Meeting filed with the SEC on April 30, 2018: "Information Concerning Directors and Nominees for Director," "Information Concerning Executive Officers," "Section 16(a) Beneficial Ownership Reporting Compliance," "Corporate Governance Principles, Board Matters and Non-Employee Director Compensation," "Our Board of Directors and Its Committees," "Compensation and Other Information Concerning Named Executive Officers," "Executive Compensation Tables," "Report of the Compensation and Management Development Committee," "Equity Compensation Plan Information," "Securities Ownership of Certain Beneficial Owners and Management," "Certain Relationships and Related

    Transactions," "Independent Registered Public Accounting Firm" and "Pre-Approval Policies and Procedures;"

  •
  The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12(g) of the Exchange Act on December 26, 2000, including any amendment or reports filed for the purpose of updating such description;

  •
  The description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A filed with the SEC on February 23, 2011; and

  •
  All documents filed after the date of this prospectus supplement and prior to the termination of the offering hereunder pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

              Information in this prospectus supplement supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in each of this prospectus supplement, the prospectus and the incorporated documents.

              We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement or the prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Corporate Secretary
Exact Sciences Corporation
441 Charmany Drive
Madison, Wisconsin 53719
(608) 284-5700

              You can also find these filings on our website at www.exactsciences.com. We are not incorporating the information on our website other than these filings into this prospectus supplement or the prospectus.

EXACT SCIENCES CORPORATION

Common Stock
Preferred Stock
Debt Securities
Warrants

        This prospectus relates to common stock, preferred stock, debt securities and warrants that Exact Sciences Corporation may sell from time to time in one or more offerings on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

        Our common stock trades on the NASDAQ Capital Market under the symbol "EXAS."

        These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See "Plan of Distribution" in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

        INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING "RISK FACTORS" CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY SUCH PROSPECTUS SUPPLEMENT. SEE "RISK FACTORS" ON PAGE 4 OF THIS PROSPECTUS.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 6, 2017.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may from time to time sell any combination of securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special consideration that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described above under the headings "Where You Can Find More Information" and "Incorporation by Reference."

        When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled "Risk Factors", which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

        References in this prospectus to "Exact", the "Company", "we", "us" and "our" are to Exact Sciences Corporation and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You can inspect and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D. C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers, such as Exact Sciences Corporation (www.sec.gov). Our web site is located at www.exactsciences.com. The information contained on our web site is not part of this prospectus.

        We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Secretary, 441 Charmany Drive, Madison, WI 53719 or you may call us at (608) 284-5700.

INCORPORATION BY REFERENCE

        This prospectus "incorporates by reference" certain information that we have filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 21, 2017;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on April 27, 2017;

  •
  Current Report on Form 8-K filed with the SEC on April 27, 2017;

  •
  The information contained in the following sections of the proxy statement for our 2016 Annual Meeting filed with the SEC on April 28, 2017: "Information Concerning Directors and Nominees for Director," "Information Concerning Executive Officers," "Section 16(a) Beneficial Ownership Reporting Compliance," "Corporate Governance Principles and Board Matters," "The Board of Directors and Its Committees," "Compensation and Other Information Concerning Directors and Officers," "Report of the Compensation Committee," "Equity Compensation Plan Information," "Securities Ownership of Certain Beneficial Owners and Management," "Certain Relationships and Related Transactions," "Independent Registered Public Accounting Firm" and "Pre-Approval Policies and Procedures;"

  •
  The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12(g) of the Exchange Act on December 26, 2000, including any amendment or reports filed for the purpose of updating such description; and

  •
  The description of the Company's preferred stock purchase rights contained in the Company's Registration Statement on Form 8-A filed with the SEC pursuant to Section 12(b) of the Exchange Act on February 23, 2011.

        You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus or after the date of the registration statement of which this prospectus forms a part and prior to the termination of the offering will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

FORWARD-LOOKING STATEMENTS

        Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "would," "could," "seek," "intend," "plan," "estimate," "goal," "anticipate," "project" or other comparable terms. All statements other than statements of historical facts included in this prospectus regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, anticipated results of our sales and marketing efforts, expectations concerning payor reimbursement and the anticipated results of our product development efforts. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projects, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside our control. Our actual results and financial condition may differ materially from those in the forward-looking statements, as a result of various factors, including those risks and uncertainties included in this prospectus under the caption "Risk Factors," and those risks and uncertainties described in the documents incorporated by reference into this prospectus. Therefore, you should not rely on any of these forward-looking statements. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

THE COMPANY

        We are a molecular diagnostics company currently focused on the early detection and prevention of some of the deadliest forms of cancer. We have developed an accurate, non-invasive, patient-friendly screening test called Cologuard® for the early detection of colorectal cancer and pre-cancer, and we are currently working on the development of additional tests for other types of cancer, with the goal of becoming a leader in cancer diagnostics.

        Our Cologuard test is a non-invasive stool-based DNA (sDNA) screening test which utilizes a multi-target approach to detect DNA and hemoglobin biomarkers associated with colorectal cancer and pre-cancer. Eleven biomarkers are targeted that have been shown to be strongly associated with colorectal cancer and pre-cancer. Methylation, mutation, and hemoglobin results are combined in the laboratory analysis through a proprietary algorithm to provide a single positive or negative reportable result.

USE OF PROCEEDS

        We currently intend to use the estimated net proceeds from the sale of these securities for general corporate and working capital purposes, including to fund expansion of our Cologuard commercialization activities and to fund our product development efforts. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

 RATIO OF EARNINGS TO FIXED CHARGES

        Our earnings are inadequate to cover fixed charges. The following table sets forth the dollar amount of the coverage deficiency (in thousands) for the periods indicated.

	2017 Q1	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges	*	*	*	*	*	*
Deficiency of Earnings to Cover Fixed Charges	(34,946)	(167,211)	(157,803)	(100,048)	(46,514)	(52,421)

*
During each of these periods, our earnings were less than our fixed charges. The amount of the deficiency for each period is set forth in the above table under the caption "Deficiency of Earnings to Cover Fixed Charges."

RISK FACTORS

        Investing in our securities involves risk. See the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.

        The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

DESCRIPTION OF SECURITIES WE MAY OFFER

        We may issue from time to time, in one or more offerings, the following securities:

  •
  shares of common stock;

  •
  shares of preferred stock;

  •
  debt securities, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities; and

  •
  warrants for the purchase of debt securities, preferred stock or common stock.

        Set forth below is a description of the common stock and preferred stock that may be offered under this prospectus. We will set forth in the applicable prospectus supplement and/or free writing prospectus a description of the debt securities and warrants that may be offered under this prospectus. The terms of the offering of our common stock, preferred stock or any such other securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.

        We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of any such underwriters, dealers or agents, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

        The following summary description of our common stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the General Corporation Law of the State of Delaware. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our certificate of incorporation, bylaws and the General Corporation Law of the State of Delaware. For information on how to obtain copies of our certificate of incorporation and bylaws, see the discussion above under the heading "Where You Can Find More Information."

        We may offer our common stock issuable upon the conversion of debt securities or preferred stock and upon the exercise of warrants.

Authorized Capital

        We currently have authority to issue 200,000,000 shares of our common stock, par value $0.01 per share. As of March 31, 2017, 111,197,740 shares of our common stock were issued and outstanding.

Voting Rights

        Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting.

Dividend and Liquidation Rights

        The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as our board of directors may from time to time determine. The shares of our common stock are neither redeemable nor convertible. Holders of our common stock have no preemptive or subscription rights to purchase any securities of Exact. Upon the liquidation, dissolution or winding up of Exact, the holders of our common stock are entitled to receive pro rata the assets of Exact which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

        We have never paid any cash dividends on our common stock.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

        This section describes the general terms and provisions of the preferred stock we may offer. This information may not be complete in all respects and is qualified entirely by reference to our certificate of incorporation, with respect to each series of preferred stock. The specific terms of any series will be described in a prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we issue will be governed by our certificate of incorporation and by the certificate of designations relating to that series. We will file the certificate of designations with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.

Authorized Preferred Stock

        Our certificate of incorporation authorizes us to issue 5,000,000 shares of undesignated preferred stock, par value $0.01 per share. We may issue preferred stock from time to time in one or more series, without shareholder approval, when authorized by our board of directors.

        Upon issuance of a particular series of preferred stock, our board of directors is authorized, to specify:

  •
  the number of shares to be included in the series;

  •
  the annual dividend rate for the series, if any, and any restrictions or conditions on the payment of dividends;

  •
  the redemption price, if any, and the terms and conditions of redemption;

  •
  any sinking fund provisions for the purchase or redemption of the series;

  •
  if the series is convertible, the terms and conditions of conversion;

  •
  the amounts payable to holders upon our liquidation, dissolution or winding up; and

  •
  any other rights, preferences and limitations relating to the series, including voting rights.

        Our board of directors' ability to authorize, without shareholder approval, the issuance of preferred stock with conversion and other rights, may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.

        No shares of our preferred stock are currently issued and outstanding.

Specific Terms of a Series of Preferred Stock

        The preferred stock we may offer will be issued in one or more series. The preferred stock will have the dividend, liquidation, redemption and voting rights discussed below, unless otherwise described in a prospectus supplement relating to a particular series. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

  •
  the designations and stated value per share;

  •
  the number of shares offered;

  •
  the amount of liquidation preference per share;

  •
  the public offering price at which the preferred stock will be issued;

  •
  the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

  •
  any redemption or sinking fund provisions;

  •
  any conversion or exchange rights; and

  •
  any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank

        Unless otherwise stated in the prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in a prospectus supplement, as long as our certificate of incorporation so permits.

Dividends

        Holders of each series of preferred stock shall be entitled to receive cash dividends to the extent specified in the prospectus supplement when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be stated in the prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement.

Convertibility

        Shares of a series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Redemption

        The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the applicable prospectus supplement.

Liquidation

        Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Exact, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting

        The holders of preferred stock of each series will have no voting rights, except as required by law and as described below or in a prospectus supplement. Our board of directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series to elect additional board members if we fail to pay dividends in a timely fashion.

        Without the affirmative vote of a majority of the shares of preferred stock of any series then outstanding, we may not:

  •
  increase or decrease the aggregate number of authorized shares of that series;

  •
  increase or decrease the par value of the shares of that series; or

  •
  alter or change the powers, preferences or special rights of the shares of that series so as to affect them adversely.

No Other Rights

        The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:

  •
  as discussed above or in the prospectus supplement;

  •
  as provided in our certificate of incorporation and in the certificate of designations; and

        as otherwise required by law.

 PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

        We and our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.

        If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

        Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

        If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

        Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.

        During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our shares of common stock.

LEGAL MATTERS

        The validity and legality of the securities offered hereby and certain other legal matters will be passed upon for the Company by K&L Gates LLP, Charlotte, North Carolina 28202.

EXPERTS

        The financial statements as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

$190,000,000

Exact Sciences Corporation

1.0% Convertible Senior Notes due 2025

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch

Baird

Cowen

William Blair

BTIG

Canaccord Genuity

Leerink Partners

June 7, 2018